10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024

September 22, 2005

To our stockholders:

Enclosed please find an Information Statement providing information to you regarding certain corporate actions taken by the Board of Directors and stockholders holding a majority of the votes necessary to approve the actions taken. These actions include the following:

•

approval of an amendment to our Certificate of Incorporation modifying terms relating to our Series B Convertible Preferred Stock; and

•

approval of an amendment to the Certificate of Designations, Preferences, Rights and Limitations of our Series C Convertible Preferred Stock.

The written consent of the stockholders holding a majority of the votes necessary to approve the actions taken assures that such actions will occur without your vote. Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the actions that have been taken.

Very truly yours,

National Lampoon, Inc.

By:	/s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer

INFORMATION STATEMENT
OF
NATIONAL LAMPOON, INC.
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September 27, 2005 to the holders of record as of the close of business on August 26, 2005 (the “Notice Date”) of the common stock of National Lampoon, Inc. (referred to in this Information Statement as “we”, “us”, “our” or “National Lampoon”).

On July 15, 2005 our Board of Directors and the holders of a majority of our common stock and our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (referred to in this Information Statement as the “Series B Preferred Stock” and the “Series C Preferred Stock,” respectively) consented in writing to the actions described in this Information Statement. Together, such approval and consent constitutes the approval and consent of a majority of the total number of shares of outstanding common stock, Series B Preferred Stock and Series C Preferred Stock required by Delaware General Corporation Law and our Certificate of Incorporation to approve the actions described in this Information Statement. Accordingly, the actions will not be submitted to our remaining stockholders for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this Information Statement is September 22, 2005.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock, Series B Preferred Stock and Series C Preferred Stock.

We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

National Lampoon, Inc.
Attn: Corporate Secretary
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024
Telephone No.:  (310) 474-5252

INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
AND INFORMATION REGARDING THE CONSENTING STOCKHOLDERS

Pursuant to our bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of our outstanding capital stock, including a vote by the holders of at least a majority of our Series B Preferred Stock (as to the approval of Item 1) and our Series C Preferred Stock (as to Item 2), is required to effect the actions described below.

Each share of common stock is entitled to one vote. Each share of Series B Preferred Stock and Series C Preferred Stock is also entitled to vote on matters that are subject to the approval of the holders of our common stock. Holders of our Series B Preferred Stock and our Series C Preferred Stock are entitled to vote on an “as converted” basis. This means that each share of Series B Preferred Stock voted represents the vote of 56.338 shares of common stock and each share of Series C Preferred Stock voted represents the vote of 20 shares of common stock.

As of the Notice Date, we had 3,494,918 shares of common stock issued and outstanding, 63,607 shares of Series B Preferred Stock that is convertible into 3,583,491 shares of common stock and 229,761 shares of Series C

Preferred Stock that is convertible to 4,595,220 shares of common stock, for the equivalent of 11,673,629 shares of common stock available to vote for the actions discussed below. Therefore, as of the Notice Date, 5,836,816 shares were required to pass the actions that required approval of the holders of common stock. Holders of at least 31,804 shares of Series B Preferred Stock are required to pass resolutions that amend, alter or repeal any rights, preferences or privileges of, or any restrictions provided for the benefit of, the Series B Preferred Stock, amend our Certificate of Incorporation or our bylaws to adversely affect the rights of the holders of the Series B Preferred Stock, authorize, create or issue (by reclassification or otherwise) any shares of any class or series of stock having preferences senior to the Series B Preferred Stock or to amend or repeal Section 5.2.6 of our Certificate of Incorporation. Holders of at least 114,881 shares of Series C Preferred Stock are required to pass resolutions that amend, alter or repeal any rights, preferences or privileges of, or any restrictions provided for the benefit of, the Series C Preferred Stock or amend the Certificate of Designations, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock.

Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting stockholders voted in favor of the actions described below in a written consent dated July 15, 2005. The consenting stockholders are collectively entitled to vote 7,187,287 shares of our common stock. This number includes 56,300 shares of our Series B Preferred Stock, which is the equivalent of 3,171,829 shares of our common stock, and 146,558 shares of our Series C Preferred Stock, which is the equivalent of 2,931,160 shares of our common stock, representing 61.57% of the issued and outstanding shares of common stock and common stock equivalents on July 15, 2005. As the beneficial owners of 56,300 shares of our Series B Preferred Stock and 146,558 shares of Series C Preferred Stock, the consenting stockholders represent 88.51% of the issued and outstanding shares of Series B Preferred Stock and 63.79% of the issued and outstanding shares of Series C Preferred Stock. The names of the consenting stockholders, their affiliations with us, and their beneficial holdings are as follows:

		Common Stock			Series B Preferred Stock		Series C Preferred Stock
Name	Affiliation	No. of Shares(1)		% Ownership	No. of Shares	% Ownership	No. of Shares	% Ownership

Daniel S. Laikin	CEO, Director	3,833,739	(2)		31,726		85,153
Timothy Durham	Director	2,616,451	(3)		17,648		60,315
Paul Skjodt	Director	688,297	(4)		6,500		0
Douglas S. Bennett	President, CFO	48,800	(5)		426		1,090

TOTAL		7,187,287			56,300		146,558

——————

(1)

Each share of our Series B Preferred Stock may be converted to 56.338 shares of our common stock and each share of our Series C Preferred Stock may be converted to 20 shares of our common stock. Each holder of our Series B and Series C Preferred Stock is entitled to vote, on an “as converted” basis, on all matters submitted to the holders of our common stock.

(2)

Includes 386,300 shares of common stock, 31,726 shares of Series B Preferred Stock that votes as 1,787,379 shares of common stock and 85,153 shares of Series C Preferred Stock that votes as 1,663,060 shares of common stock.

(3)

Includes 415,898 shares of common stock, 17,648 shares of Series B Preferred Stock that votes as 994,253 shares of common stock and 60,315 shares of Series C Preferred Stock that votes as 1,206,300 shares of common stock.

(4)

Includes 322,100 shares of common stock and 6,500 shares of Series B Preferred Stock that votes as 366,197 shares of common stock.

(5)

Includes 3,000 shares of common stock, 426 shares of Series B Preferred Stock that votes as 24,000 shares of common stock and 1,090 shares of Series C Preferred Stock that votes as 21,800 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of August 26, 2005 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of common stock, Series B Preferred Stock and Series C Preferred Stock shown as beneficially owned by the stockholder.

The address for each of the persons named below is 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024.

The following table is based on a total of 14,947,962 shares of common stock consisting of the following:

•

a total of 6,769,251 shares of common stock outstanding on August 26, 2005;

•

63,607 shares of Series B Convertible Preferred Stock that may be converted into 3,583,491 shares of common stock; and

•

229,761 shares of Series C Convertible Preferred Stock that may be converted into 4,595,220 shares of common stock.

	Common Stock			Series B Convertible Preferred Stock, on an as- converted basis(8)			Series C Convertible Preferred Stock, on an as- converted basis(13)
Name and Position	Number of Shares		Percentage Ownership of Class	Number of Shares		Percentage Ownership of Class	Number of Shares		Percentage Ownership of Class

Daniel S. Laikin, CEO	3,624,875	(1)	24.25%	1,787,379	(9)	49.88%	1,663,060	(14)	36.19%
Douglas S. Bennett, President	508,470	(2)	3.40%	24,000	(10)	0.66%	21,800	(15)	0.48%
James P. Jimirro, Chairman	2,011,042	(3)	13.45%	0		0	0		0
Timothy Durham, Director	1,858,301	(4)	12.43%	994,253	(11)	27.75%	1,206,300	(16)	26.25%
Joshua Finkenberg, Director	45,000	(5)	.30%	0		0	0		0
Paul Skjodt, Director	733,297	(6)	4.91%	366,197	(12)	10.22%	0		0
Richard Irvine, Director	0		0	0		0	0		0
Ron Berger, Director	16,000	(7)	.11%	0		0	0		0
Officers and Directors as a Group (8 persons)	8,796,985		58.85%	3,171,829		88.51%	2,891,160		62.92%
Remaining Holders of Series B Convertible Preferred Stock as a Group	0		0	411,662		11.49%	0		0
Remaining Holders of Series C Convertible Preferred Stock as a Group	0		0	0		0	1,704,060		37.08%

——————

(1)

This number includes 386,300 shares of common stock, options to purchase 619,666 shares of common stock, a warrant to purchase 1,787,379 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 831,530 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(2)

This number includes 3,000 shares of common stock, options to purchase 470,570 shares of common stock from a total of 680,000 options granted to Mr. Bennett, a warrant to purchase 24,000 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 10,900 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(3)

This number includes 450,668 shares of common stock and options to purchase 1,560,374 shares of common stock.

(4)

This number includes 415,898 shares of common stock owned by Mr. Durham or by an entity controlled by him, options to purchase 45,000 shares of common stock, a warrant to purchase 794,253 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 603,150 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.

(5)

This number represents stock that may be acquired by Mr. Finkenberg upon the exercise of options.

(6)

This number includes 322,100 shares of common stock, options to purchase 45,000 shares of common stock, and a warrant to purchase 366,197 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock.

(7)

This number is made up of options to purchase 15,000 shares of common stock granted to Mr. Berger and 1,000 shares of common stock owned by the Ron A. Berger Irrevocable Trust.

(8)

Each share of Series B Convertible Preferred Stock may be converted into 56.338 shares of common stock.

(9)

Mr. Laikin owns 31,726 shares of Series B Convertible Preferred Stock that may be converted into 1,787,379 shares of common stock.

(10)

Mr. Bennett owns 426 shares of Series B Convertible Preferred Stock that may be converted into 24,000 shares of common stock.

(11)

Mr. Durham owns 17,648 shares of Series B Convertible Preferred Stock that may be converted into 994,253 shares of common stock.

(12)

Mr. Skjodt owns 6,500 shares of Series B Convertible Preferred Stock that may be converted into 366,197 shares of common stock.

(13)

Each share of Series C Convertible Preferred Stock may be converted into 20 shares of common stock.

(14)

Mr. Laikin owns 83,153 shares of Series C Convertible Preferred Stock that may be converted into 1,663,060 shares of common stock.

(15)

Mr. Bennett owns 1,090 shares of Series C Convertible Preferred Stock that may be converted into 21,800 shares of common stock.

(16)

Mr. Durham owns 60,315 shares of Series C Convertible Preferred Stock that may be converted into 1,206,300 shares of common stock.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED

The following actions are based upon the unanimous consent of our Board of Directors and upon the consent of holders of at least a majority of our voting stock, which includes our Series B Preferred Stock and our Series C Preferred Stock. Copies of the resolutions approved by these stockholders are attached to this Information Statement as Attachment 1.

ITEM 1

APPROVAL OF AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION
TO MODIFY TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors and the consenting stockholders unanimously adopted and approved an amendment (the “Amendment”) to our Certificate of Incorporation to amend section 5.2.1 of the Certificate of Incorporation, which discusses the dividend rights of the Series B Preferred Stock. We currently have a total of 63,607 shares of Series B Preferred Stock outstanding. The Amendment will change section 5.2.1 of the Certificate of Incorporation in the following ways:

(1)

The sentence in section 5.2.1 of the Certificate of Incorporation that currently states, “Dividends may be paid in cash or with Common Stock.” will be amended to say, “Dividends shall be paid with shares of

Common Stock.”  We will not have the ability to pay dividends on the Series B Preferred Stock in cash once the Amendment is filed.

(2)

The sentence in section 5.2.1 that states, “Dividends on each share of the Series B Preferred Stock shall accrue on a daily basis, whether or not declared, beginning July 19, 2004 . . . .” will be revised to state, “Dividends on each share of the Series B Preferred Stock shall accrue on a daily basis, whether or not declared, beginning November 1, 2004 . . . .”  As indicated, the Amendment will change the date on which dividends on our Series B Preferred Stock began to accrue from July 19, 2004 to November 1, 2004.

(3)

The sentence in section 5.2.1 of the Certificate of Incorporation that currently states,

If a share of Series B Preferred Stock is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred Stock shall be paid in the form of Common Stock at a price per share equal to the price at which shares of Series C Convertible Preferred Stock of the Corporation would be converted at the time assuming there were shares of such stock actually being converted at that time.

will be amended to say,

If a share of Series B Preferred Stock is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred Stock shall be paid in the form of Common Stock at a price per share equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series B Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series B Preferred Stock is converted, on which trades were made and reported.

The Amendment will change the method of computing the number of shares of common stock to be issued as a dividend upon the conversion of a share of Series B Preferred Stock into a share of common stock. When the Amendment is filed, the method of computing the shares to be issued will be identical to the method of computing the number of shares of common stock that will be issued as a dividend upon the conversion of a share of Series C Preferred Stock into a share of common stock and will be based on the closing price of our common stock on the day prior to the conversion, as reported by the exchange or regulated quotation service on which our common stock is traded.

No other changes have been made to section 5.2.1. of the Certificate of Incorporation. A copy of the Amendment is attached to this Information Statement as Attachment 2.

The Amendment is being filed for the purpose of correcting the First Amendment to Certificate of Incorporation, which was filed with the Delaware Secretary of State on October 19, 2004. The Amendment will be implemented by filing it with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement.

ITEM 2

APPROVAL OF CERTIFICATE OF AMENDMENT TO OUR
CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS
OF SERIES C CONVERTIBLE PREFERRED STOCK

The Board of Directors and the consenting stockholders unanimously adopted and approved an amendment (the “Amended Certificate”) to our Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock of National Lampoon, Inc. (referred to in this discussion as the “Series C Certificate”). We currently have a total of 229,761 shares of Series C Preferred Stock outstanding. The Amended Certificate will add to the Series C Certificate the definition of “Conversion Price” because the definition was inadvertently omitted from the Series C Certificate filed with the Delaware Secretary of State on October 19, 2004. As set forth in the Amended Certificate, the “Conversion Price” will be defined as follows:

“Conversion Price” refers to the method by which the number of shares of Common Stock to be issued upon payment of dividends is computed and means an amount equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series C Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series C Preferred Stock is converted, on which trades were made and reported. The “Conversion Price” does not refer to, and is not the method by which, the number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock is computed.

No other changes have been made to section the Series C Certificate. A copy of the Amendment is attached to this Information Statement as Attachment 3.

The Amended Certificate will be implemented by filing it with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amended Certificate until at least 20 days after mailing this Information Statement.

FORWARD LOOKING STATEMENTS

This Information Statement contains “forward-looking statements”. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in this Information Statement as well as the following:

•

events that deprive us of certain benefits provided by the members of the NLAG Group;

•

the occurrence of cash flow shortages that are not funded through advances from the NLAG Group or other sources;

•

our inability to generate revenues sufficient to sustain our operations or to raise capital as and when we need it;

•

our failure to accurately forecast our capital needs;

•

unanticipated increases in development, production or marketing expenses related to our various products;

•

our inability to effectively compete with other providers of comedic entertainment in the marketplace;

•

our inability to protect our intellectual property from infringement by others,

•

our inability to fully implement our business plan for any reason,

and other factors, some of which will be outside our control. You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. You should refer to and carefully review the information in documents we file with the Securities and Exchange Commission.

Management’s Discussion and Analysis of Financial Position and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

We are a media and entertainment company that creates and distributes comedic content. The National Lampoon™ brand was initially developed in 1970 through publication of National Lampoon Magazine and later through the production of motion pictures, including National Lampoon’s Animal House and National Lampoon’s Vacation.

Our plan is to expand the use of our brand in order to increase the revenues we generate through license fees, advertising and other sources. We are pursuing this plan as follows:

Licensing

We derive a substantial portion of our revenues from license fees relating to the production of new motion pictures and from royalties from previously released motion pictures bearing our brand, including such movies as National Lampoon’s Animal House and National Lampoon’s Vacation . We license the National Lampoon™ brand, as well as content from our library, for use in a wide variety of products including movies, television programming, radio broadcasts, recordings, electronic games, and other consumer products and live events.

For the nine months ended April 30, 2005, revenues derived from our licensing and royalties (exclusive of revenues derived from our Internet sales and publishing activities) totaled $1,557,272, or approximately 49.5% of all the revenues we earned during the period.

National Lampoon Networks

Our subsidiary, National Lampoon Networks, Inc. (referred to in this discussion as NLN), through its network of 603 affiliated college and other television stations, reaches nearly 4.8 million college students in their dormitories and other places of residence. For those retailers targeting the college market, NLN provides an integrated marketing approach that includes advertising during the airing of our television programming, field marketing such as product sampling, live events hosted on college and university campuses throughout the United States, and Internet promotions.

Aside from providing an outlet for advertisers targeting the college market, NLN develops, produces and distributes comedic television programming to college audiences through its network. Tooned Up, Greek Games, College Town and Master Debaters are among the television programming that we developed and produced and that we are now distributing in the retail market.

For the nine months ended April 30, 2005, revenues derived from National Lampoon Networks, exclusive of licensing revenues, totaled $1,259,671, or approximately 40.1% of all the revenues we earned during the period.

Home Entertainment

We provide branded National Lampoon™ comedic content, including television programming, motion pictures and live comedic events, for the home entertainment market. This segment of our business generates revenues primarily from royalty fees from the sale of these products and the use of our content. We also use NLN to promote the release of these products.

For the nine months ended April 30, 2005, revenues derived from our home entertainment products totaled $181,333, or approximately 5.8% of all the revenues we earned during the period.

Travel Services

We are now offering group travel and entertainment packages through our subsidiary, National Lampoon Tours, Inc. The destinations of our first two travel packages, timed to coincide with most college and university spring breaks, were Las Vegas and Cabo San Lucas, Mexico. The packages included professional entertainment, theme parties and other attractions for young adults.

For the nine months ended April 30, 2005, we earned $83,724 from National Lampoon Tours, or approximately 2.7% of our revenues.

Publishing

We have been publishing books since 1972 and, to date, we have published over 28 titles including our four most recent publications, 1964 High School Reunion Year Book, National Lampoon’s Book of Love,  National Lampoon’s Big Book of True Facts and National Lampoon’s Encyclopedia of Humor. We plan to continue to publish approximately three books each year.

For the nine months ended April 30, 2005, revenues derived from our publishing activities totaled $27,800, or approximately 0.9% of all the revenues we earned during the period.

Radio

We hold a 25% interest in NL Radio, LLC, which was formed in March 2005. NL Radio, LLC plans to launch an entertainment radio format under our brand. We have licensed the content of our radio library, as well as certain domain names, urls and websites, to NL Radio, LLC for this purpose and we are continuing to produce radio programming for use by NL Radio, LLC. Throughout the summer and fall of 2005, NL Radio, LLC will use samples of the programming, called “pilot programming,” to introduce the format and content to radio networks and local stations. If the programming is sold to a network it may be syndicated, meaning that it will be distributed to stations affiliated with the network. Purchasers of the programming may broadcast segments of the programming at their discretion, such as during “drive time” or as late night programming. The programming is currently scheduled to be distributed in January 2006. We expect to earn revenues from commissions for advertisement sales and trademark licensing fees.

For the nine months ended April 30, 2005, we earned $15,000, or approximately 0.5% of all the revenues we earned during the period from NL Radio, LLC. These revenues were derived from the licensing of our radio library to NL Radio, LLC.

Internet

Our Internet operations do not generate significant revenue and we do not anticipate that will change soon. Aside from providing entertainment and information about us, our website allows writers who are unrelated to us to submit comedic content to us. We may use this content in the development of stories, characters and animation that may be the basis for films, television programming or other products we develop or brand. We also use the website to sell our branded merchandise. We earn revenues from our website from banner advertising and from the sale of our branded merchandise.

For the nine months ended April 30, 2005, revenues derived from sales of our products via the Internet totaled $14,868, or approximately 0.5% of all the revenues we earned during the period.

Motion Picture and Television Programming

To date, motion pictures that carry our brand have been produced and financed by third parties. Twenty-one motion pictures have been released using the National Lampoon™ name and two additional motion pictures are planned for release, one later in 2005 and one in early 2006. We provide creative services, as requested, to the producers of motion pictures that carry our brand. For the fiscal year ended July 31, 2003 we earned $140,000 as compensation for creative services. These services were provided to three projects. For the fiscal year ended July 31, 2004 and for the nine months ended April 30, 2005, we earned no revenues from providing creative services.

We are developing programming for television although, to date, none of our programming has been acquired by any distributor or broadcaster of television programming. We had a “first-look” agreement with CBS Paramount International Television, a division of Viacom Productions Inc. referred to in this discussion as Paramount Television, for television programming. A “first look” agreement allows a studio or production company, for a period of time, to look at and agree to develop and produce programming ideas in the form of treatments before the treatments may be offered to other studio or production companies. Pursuant to this agreement, we provided treatments for television shows to Paramount Television. Prior to the expiration of the first look agreement, Paramount Television exercised its right to develop and produce four of these treatments. To date, Paramount Television has not developed and produced the television programming and there is no assurance that the programs will be produced in the future. Any treatment not developed by March 8, 2006 will be returned to us. For the nine months ended April 30, 2005, we earned no revenues from our television programming. We intend to continue to develop programming for television broadcast.

Library

Our library includes 247 issues of National Lampoon Magazine, which we continue to use to generate new content for movies, television programming and other licensing opportunities. Our library also consists of television programming, including more than 300 hours of footage produced for National Lampoon Networks, radio programming, recordings and other materials.

Business Objective

We intend to provide National Lampoon™ comedic content to as many consumers as possible by expanding the use of our brand. The following describes the ways in which we plan to achieve this goal.

•

We plan to continue to expand National Lampoon Networks by adding new college and university affiliate stations, increasing advertising and marketing revenue and producing new television shows. We currently have employees and one independent contractor who continually market to college and university affiliate stations to carry our programming and we intend to continue this practice for the foreseeable future. As we add new stations, we expect our advertising and marketing revenue to increase. However, we do not have long-term agreements with college and university affiliate stations, and these stations may terminate their relationships with us at any time.

•

We intend to expand our DVD library by increasing the number of products we produce and have distributed for home entertainment. We currently work primarily with three distributors, Genius Products, Inc., Image Entertainment and Ventura Distribution. Our distributors pay us to provide the creative content for designated projects. Once the project is completed, the distributor is not required to work with us on additional projects, therefore management is continually seeking to build relationships with additional distributors.

•

We plan to capitalize on our reputation and relationships with independent studios and other multimedia companies to expand the use of the National Lampoon™ brand.

•

We plan to create new licensing opportunities in markets outside of publishing, film and television, such as games, records, radio programming and live events.

•

We intend to attract an increased number of college students purchasing travel packages created by National Lampoon Tours. Because it took us more time than we expected to organize National Lampoon Tours, we were unable to take full advantage of the 2004-2005 academic year college and university spring break travel season. Our organizing activities are now complete, and we expect to be able to fully promote the travel packages we offer during the 2005-2006 academic year. We expect to do this by advertising on our website and through field marketing.

•

We plan to capitalize on opportunities provided by the Internet to merchandise our home entertainment and other products.

•

NL Radio, LLC plans to launch an entertainment radio format under our brand. We own a 25% interest in NL Radio, LLC.

Critical Accounting Policies

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

Our trademark licensing revenues are generally recognized when received or when earned under the terms of the associated agreement and when the collection of such revenue is reasonably assured. Revenues from the sale of DVDs, net of estimated provisions for returns (which are not material for any period presented) are recognized when the sales are reported to us by the distributor. Revenues from Internet operations are recognized when earned under the terms of the associated agreement and the collection of such revenue is reasonably assured. Revenues from advertising and promotion are recognized when earned under the terms of the associated agreement or when the advertisement has been broadcast and the collection of such revenues are reasonably assured.

Production Costs

As provided by SOP 00-2, Accounting by Producers or Distributor of Films, television production costs are not capitalized unless there are advertising agreements in place from which the production will generate revenues.

As a result, since there were limited advertising agreements in place for particular programs, the production costs incurred by our network operations are capitalized only to the extent of the revenues generated by those agreements. The balance of the production costs is expensed during the period.

Reorganization Transaction

In the discussion below, we sometimes refer to the “Reorganization Transaction”. The Reorganization Transaction occurred on May 17, 2002, when a group of investors that we refer to as “the NLAG Group” completed the acquisition of our Series B Convertible Preferred Stock and warrants to purchase our common stock, thereby gaining voting control of our company.

Results of Operations

We operate in four business segments, namely, licensing and exploitation of the National Lampoon™ trademark and related properties including the sale of products to consumers; advertising and promotion through field marketing, live events and the distribution of television programming on college campuses; production of motion picture, television, and DVD products; and the sale of travel packages to young adults.

Segment operating income/(loss) excludes the amortization of intangible assets, interest income, and income taxes. Selling, general and administrative expenses not specifically attributable to any segment have been allocated equally among the three segments.

Nine months ended April 30, 2005 as compared to the nine months ended April 30, 2004

Summarized financial information for the nine month periods ended April 30, 2005 and 2004 for our segments is as follows:

Nine Months Ended April 30, 2005	Licensing	Advertising and Promotion	Production	Travel Services	Total

Segment Revenue	$1,614,940	$1,259,671	$181,333	$83,724	$3,139,668
Segment Operating (Loss)	$(1,863,734)	$(1,204,739)	$(3,653,882)	$(222,768)	$(6,945,123)
Nine Months Ended April 30, 2004
Segment Revenue	$597,484	$554,432	$335,913	$—	$1,487,829
Segment Operating (Loss)	$(591,827)	$(2,162,316)	$(1,425,243)	$—	$(4,179,386)

Since the Reorganization Transaction, our business has changed. Due to our acquisition of National Lampoon Networks, we began creating programming for this division and undertaking advertising and promotion activities. We have also entered the home entertainment market and we have ceased publication of National Lampoon Magazine. Because of the evolving nature of our business, we changed the way in which we presented segment revenue for the nine month period ended April 30, 2005 as compared to the way in which we presented it for the fiscal year ended July 31, 2004. In the table above, production revenues include films, television and home entertainment; licensing includes not only the licensing of our name, but publication and Internet revenues; advertising and promotion revenues represent the revenues earned by National Lampoon Networks; and travel services represents the revenues earned by National Lampoon Tours, Inc.

For the year ended July 31, 2004, segment information was presented as trademark, consumer products and television. Trademark included revenues earned from our licensing activities, consumer products included revenues we earned from our website and the sale of certain videos and television included the advertising and promotion revenues we earned from National Lampoon Networks.

Licensing Revenues. Licensing revenues of $1,614,940 for the nine months ended April 30, 2005 represent an increase of approximately $1,017,000 or 170% over licensing revenues of $597,484 for the nine months ended April 30, 2004. Increased licensing activity during this period included licensing our name for use in feature films, licensing our radio library to NL Radio, LLC and, as part of our agreement with Genius Products, Inc., licensing four television programs that were originally produced by National Lampoon Networks. These television programs are expected to be distributed in the home entertainment market. Our licensing revenues for the nine months ended April 30, 2005 included $365,000 from the film National Lampoon’s Animal House, an increase of approximately $185,000, or 103%, over revenues of $180,000 for the nine months ended April 30, 2004 as the result of the DVD release of National Lampoon’s Animal House by Universal Pictures, Inc. Since June 2000, these revenues have been paid directly to us. Prior to June 2000, the revenues were paid to Yearbook Movie Company, a partnership. Following a dispute between our predecessor, J2 Communications, and Heathdale Productions, Inc., the successors in interest to the original partners of Yearbook Movie Company, and as part of a settlement agreement between them, J2 Communications and Heathdale Productions, Inc. agreed to allow Universal Pictures, Inc. to distribute the partnership’s share of the revenues earned from National Lampoon’s Animal House directly to each partner, rather than to the partnership. The partnership continues to exist and to hold the rights pursuant to which the partners are paid. Additional licensing revenues earned during the nine months ended April 30, 2005 included $181,845 from Genius Products, Inc. for use of the National Lampoon™ name on three feature films, National Lampoon’s Blackball, National Lampoon’s Going the Distance and National Lampoon Presents Dorm Daze. Licensing revenues also included $100,000 for licensing our content for distribution over wireless devices, $37,500 from Paramount Television as part of a television programming arrangement and $15,000 for the license of National Lampoon Radio Hour programming. During the nine months ended April 30, 2005, we recognized $100,000 in revenues previously classified as deferred revenues from Multimedia Games, Inc./Create Tours Corp., which paid this money to us for delivery of three concepts. Multimedia Games, Inc./Create Tours Corp. has accepted one of the concepts for development. During the nine months ended April 30, 2005, we also recognized $70,000 in revenues from the completion and delivery of 70 episodes of television programming to An Eye for an Eye Productions LLC; $47,206 in royalties from Warner Brothers; $27,500 from publishing; and $35,000 from sales of consumer products. Licensing revenues from National Lampoon Networks, Inc. earned during the nine months ended April 30, 2005 included $132,250 from Genius Products, Inc. and $164,400 in participation revenues from the distribution of National Lampoon Presents Dorm Daze.

Costs related to licensing revenues of $397,004 decreased by $30,000 or 7% in the nine months ended April 30, 2005 from $427,489 in the nine months ended April 30, 2004. The primary reason for this decrease relates to a decrease of approximately $33,000 in website writers’ fees. Amortization of intangible assets, namely the costs of our acquisition of the “National Lampoon™” trademark, was $180,000 during the nine months ended April 30, 2005 and April 30, 2004.

Advertising and Promotion Revenues. Advertising and promotion revenues from National Lampoon Networks totaled $1,259,671 during the nine months ended April 30, 2005 as compared to $554,432 for the nine months ended April 30, 2004, representing an increase of $705,239 or 127%. Advertising revenues increased to approximately $436,422 during the nine months ended April 30, 2005, from $278,656 during the nine months ended April 30, 2004, which represents an increase of $157,000 or 57%. Promotional revenues of $823,248 for the nine months ended April 30, 2005 represents an increase of approximately $534,972 or 179% from the $288,276 in promotional revenues we received during the nine months ended April 30, 2004. The increase in advertising and promotion revenues resulted from additional advertising opportunities that arose due to an increase in programming televised by National Lampoon Networks. During this period, we also began to sell advertising on our website for the promotion of feature films made by unrelated third parties and we increased presence marketing of feature films such as National Lampoon’s Black Ball and National Lampoon’s Dorm Daze. “Presence marketing” means that we use posters, product samples and similar marketing techniques to bring the marketing to the location of the targeted audience, such as college campuses.

Production Revenues. For the nine months ended April 30, 2005, production revenues were $181,333 as compared to $335,913 for the same period in 2004. This decrease in production revenues of approximately $154,000 or 46% resulted primarily from a decrease in production projects as we reallocated resources to National Lampoon Networks to increase programming. During the nine months ended April 30, 2005, we recognized approximately $33,333 from sponsorship revenues from SJD Media, $30,000 for television production from Fox Sports, $68,000 for videos produced for Image Entertainment and $50,000 for videos produced for Genius Products, Inc. as compared to revenues recognized during the nine months ended April 30, 2004 of approximately $197,000 for the production of a television pilot for American Movie Classics, $150,000 for comedy videos produced for Image Entertainment and $28,000 for the production of a live event as well as a decrease in revenues of $39,250 from an adjustment to revenues previously recognized from Image Entertainment.

Costs related to production revenues of $659,097 for the nine months ended April 30, 2005 represented a 42% decrease from the $1,123,168 in costs related to production revenues for the nine months ended April 30,

2004. The decrease in production costs is also related to the decrease in production projects. During the nine months ended April 30, 2004, costs associated with the television pilot for American Movie Classics totaled approximately $188,000, costs associated with the video production for Image Entertainment totaled approximately $115,000 and National Lampoon Networks’ live event sponsorship revenue costs totaled approximately $16,000, accounting for the higher costs related to production revenues for the period. During the nine months ended April 30, 2005, production costs included approximately $46,000 associated with the videos produced for Image Entertainment and $29,000 associated with the pilot for Fox Sports Network. The remaining production costs consisted of production personnel costs.

Travel Services Revenues. During the nine months ended April 30, 2005, National Lampoon Tours recognized revenues of $83,724. National Lampoon Tours began business in December 2004.

Other Costs and Expenses. Amortization of capitalized production costs for National Lampoon Networks was $372,451 and $0 during each of the nine months ended April 30, 2005 and April 30, 2004, respectively. The increase in amortized production costs was due to increased production costs for National Lampoon Networks’ programming.

Selling, general and administrative expenses during the nine months ended April 30, 2005 were $3,692,792 as compared to $3,458,481 for the nine months ended April 30, 2004, an increase of $234,311 or approximately 6.7%. During the nine months ended April 30, 2005, approximately 56.9% of our selling, general and administrative expenses consisted of salary expense totaling $2,100,000, as compared to salary expense of approximately $1,800,000 for the nine months ended April 30, 2004. The increase of $300,000 in salary expense for the nine months ended April 30, 2005 consisted primarily of bonuses totaling $220,000 that were paid to two employees with units of Series C Convertible Preferred Stock that we valued at $35.50 per unit, a bonus of $149,393 accrued to our President, Douglas S. Bennett, pursuant to an employment agreement that terminated on January 31, 2005, and bonuses of $25,000 accrued to our Chief Executive Officer, Daniel Laikin, and to Mr. Bennett, pursuant to employment agreements that took effect on February 1, 2005. The increase in salary expense was offset by a decrease in vacation accrual of $41,000 due to a change in policy, a decrease in sales personnel salaries of $16,000 and a decrease in officer’s salary of $61,000 due to the separation from service of James P. Jimirro, our former Chief Executive Officer and President. During the nine months ended April 30, 2005, selling, general and administrative expenses also included legal expenses of $269,000 as compared to $166,000 in legal expenses accrued during the nine months ended April 30, 2004, an increase of $103,000, and an increase of $279,000 in investor public relations costs, from $29,000 during the nine months ended April 30, 2004 to $307,000 during the nine months ended April 30, 2005. The increase in these expenses related primarily to the underwritten offering of our common stock that closed on August 8, 2005. During the nine months ended April 30, 2005 and April 30, 2004, selling, general and administrative expenses also included the following:

Expense	Nine Months Ended April 30, 2005	Nine Months Ended April 30, 2004

Employee health benefits	$112,000	$86,000
Accounting expense	49,000	37,000
Rent expense	159,000	165,000
Interest expense	98,000	123,000
Registration fee to American Stock Exchange	65,000	0
Advertising and marketing	12,000	100,000
Travel and entertainment	66,000	95,000
Corporate insurance	85,000	107,000
Computer and communications	82,000	96,000
Consulting	84,000	193,000
Other	210,000	413,000
Total	$1,022,000	$1,415,000

Selling, general and administrative expenses not specifically attributable to any segment have been allocated equally among the four segments. Segment operating income (loss) excludes the amortization of intangible assets, interest income and income taxes.

During the nine months ended April 30, 2005, we recorded expenses of $491,038 associated with the granting of stock, options and warrants to advisors and consultants as compared to expenses of $479,997 incurred for the nine months ended April 30, 2004. Expenses associated with the modification of warrants was approximately $1,082,000 for the nine months ended April 30, 2005 as compared to no expense for the nine months ended April 30, 2004. Warrants for the purchase of common stock issued in May 2002 in connection with the sale of units of our Series B Convertible Preferred Stock were modified to be identical in price and term with the warrants issued in conjunction with the offering of our Series C Convertible Preferred Stock. The excess of the value of the modified warrants as compared to the original warrants was calculated according to paragraph 188 of FAS 123. The excess amount, which included the right to purchase 3,583,491 shares of our common stock, totaled $904,897, which has been recognized as a charge to operations. Further, during the nine months ended April 30, 2005, we modified certain options for the purchase of common stock granted to James P. Jimirro. Pursuant to the terms of the J2 Communications Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan, the options would have expired, if not exercised, 90 days following Mr. Jimirro’s separation from service. The option agreements have been amended so that they are not subject to this section of the J2 Communications Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan and will instead expire in accordance with the terms of the original grant. The expense associated with this modification was $177,798. There was no corresponding expense during the nine months ended April 30, 2004. On January 28, 2005 we recorded an expense of $2,577,497 representing costs related to Mr. Jimirro’s separation from service, including a salary cost of $2,523,800 and a payment of $53,697 to a leasing company in order to transfer ownership of an automobile to Mr. Jimirro. There were no corresponding expenses during the nine months ended April 30, 2004.

Interest income during the nine months ended April 30, 2005 increased to approximately $6,000 from $4,300 in interest income earned during the nine months ended April 30, 2004. This increase of $1,700 or 39% resulted from an increase in cash and cash equivalents held during the nine months ended April 30, 2005 as compared to the nine months ended April 30, 2004. Other expense of $332,783 in the nine months ended April 30, 2005 resulted from forgiveness of a loan having an unpaid balance of approximately $162,000 that was due from James P. Jimirro to us. This loan forgiveness was part of the benefits paid or transferred to Mr. Jimirro upon his separation from service in accordance with the terms of his employment agreement. Other expense also includes the amortization of the capitalized debt issuance costs of $167,000

For the nine months ended April 30, 2005, we had a net loss of $6,945,123 as compared to a net loss of $4,179,386 for the nine months ended April 30, 2004, representing an increase in loss of $2,765,737 or 67%. The increase in net loss resulted primarily from costs of approximately $2,600,000 paid to Mr. Jimirro on his separation from service, and the expense of approximately $1,082,695 associated with modifying the terms of stock options and warrants. An increase in revenues of $1,651,000, to $3,139,000 earned during the nine months ended April 30, 2005 as compared to $1,487,000 earned during the nine months ended April 30, 2004, offset the increase of net loss. During the nine-month periods ended April 30, 2005 and 2004, we had no significant provision for income taxes due to the utilization of deferred tax valuation allowances. For the nine months ended April 30, 2005, we recognized the beneficial conversion feature attributable to the Series C Convertible Preferred Stock of $2,280,906, which is treated as preferred dividend, as well as accrued dividends of $801,900, as compared to no such expenses during the nine months ended April 30, 2004. The addition of the discount and dividend resulted in a net loss attributable to common shareholders of $10,027,929 or $3.14 per share versus a net loss attributable to common shareholders of $4,179,386 or $1.36 per share for the nine months ended April 30, 2004.

The Year Ended July 31, 2004 Compared To The Year Ended July 31, 2003

For the year ended July 31, 2004, total revenues increased by approximately 91% to $1,921,564 from $1,007,884 for the year ended July 31, 2003. This increase resulted from an increase of royalties received of approximately $133,000 or 38%, from National Lampoon’s Animal House and the three National Lampoon Vacation feature films to $483,000 in fiscal 2004 as compared to $350,000 in fiscal 2003, and an increase of approximately $467,000 for advertising and promotional revenues from NLN which were $558,640 in fiscal 2004 as compared to $92,063 for the prior year. Royalties from made for television and video productions increased by $308,000 in fiscal 2004. Consumer product revenue of $76,111 in fiscal 2004 increased by approximately $64,000 or 557% from $11,577 in fiscal 2003. In addition to merchandise sold via the Internet in both years, in fiscal 2004 there was Internet advertising of approximately $24,000 and video game royalties from Activision of $40,000.

Revenues from Warner Bros., TTWF, LLC, and American Movie Classic Company accounted for approximately $773,000 representing 16%, 14%, and 10% of total revenues for the fiscal year ended July 31,

2004. The remaining 60% of total revenues for the fiscal year ended July 31, 2004 was derived from a number of other relationships, none of which accounted for more than 10% of total revenues. For the fiscal year ended July 31, 2003, Warner Bros., Universal, and Gary Hoffman Productions collectively accounted for approximately $695,000 representing 44%, 13% and 12% of total revenues.

Costs related to trademark revenue increased by approximately 46% to $417,071 for the year ended July 31, 2004 from $285,174 for the year ended July 31, 2003. The increase in costs resulted primarily from the costs associated with the projects we did for AMC and Image Entertainment Inc. that totaled approximately $303,000. Royalties accrued to The Harvard Lampoon, William Morris, and Guber-Peters Entertainment Company totaled approximately $232,000 during the 2003 year as compared to approximately $67,000 during the 2004 fiscal year. In the 2003 fiscal year the multiple episode sale of “Funny Money” triggered a cost of approximately $185,000 due to Guber-Peters Entertainment Company, capping the amount owed to it. Therefore no cost was accrued for Guber-Peters Entertainment Company in the 2004 fiscal year. Lastly, in the 2004 fiscal year, there was $33,000 in costs associated with live events, with no corresponding cost in the prior fiscal year. Costs related to consumer products revenues were $50,170 for the year ended July 31, 2004 as compared to $23,374 for the 2003 fiscal year, which represents an increase of 115%. Internet costs make up the majority of the costs related to consumer product revenues, and are direct expenses we incurred to develop, maintain, and promote our website (excluding salaries and other general and administrative expenses incurred in connection with our Internet operations).

Production costs totaling $1,181,039 in the 2004 fiscal year represent an increase of 35% over fiscal 2003 production costs of $872,868. These costs were primarily associated with the production of programming for NLN. NLN began operations with our acquisition of the assets of Burly Bear Network, Inc. in September 2002. New show productions did not begin until the end of calendar 2002. Therefore, the 2004 fiscal year saw a large increase in revenues and production costs.

Amortization of intangible assets, included the costs of our acquisition of the National Lampoon™ trademark was $240,000 in the 2004 and 2003 fiscal years. In the 2003 fiscal year, we wrote-off the Burly Bear trademark. The Burly Bear trademark was fully written off by the end of the 2003 fiscal year based upon SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, because we recognized the impairment of the value of the Burly Bear trademark when virtually all aspects of the network operated more successfully utilizing the National Lampoon™ name rather than the Burly Bear name. Write off of the Burly Bear intangible asset totaled $541,000 during the 2003 fiscal year, and was zero in the 2004 fiscal year.

Selling, general and administrative expenses for the 2004 fiscal year increased to approximately $4,521,000 as compared to $4,159,000 for the 2003 fiscal year. This increase of $362,000 or 9% resulted primarily from increases in personnel costs of approximately $512,000 to $2,813,000 from $2,301,000, an increase in interest expense of $144,000 from approximately $40,000 in the 2003 fiscal year to $184,000 in the 2004 fiscal year, and an increase of approximately $58,000 in health insurance costs from $56,000 in the 2003 fiscal year to approximately $114,000 in the 2004 fiscal year. These increases were offset somewhat by a decrease in legal and accounting fees of approximately $343,000 to $300,000 in the 2004 fiscal year from approximately $643,000 in the 2003 fiscal year. The 2003 fiscal year had increased legal and accounting fees due to costs associated with the Reorganization Transaction in May 2002 and the acquisition of Burly Bear Network, Inc. in September 2002.

Stock, warrants, and options issued for services of $641,878 in the 2004 fiscal year represents a decrease of $305,162 or 32% from the $947,040 issued in the 2003 fiscal year. Fewer stock, warrants, and options were issued in the 2004 fiscal year than were issued in the prior fiscal year.

Interest income during the 2004 fiscal year decreased to $5,762 as compared to $7,040 for the same period of the prior fiscal year. This decrease results from lower cash balances held during the 2004 fiscal year as compared to the 2003 fiscal year. During the 2003 fiscal year, we benefited from an insurance reimbursement in the amount of $32,000 for stolen equipment made to NLN and from the allocation of $99,000 of losses incurred by NLN to the minority interest holders. There were no comparable benefits in the 2004 fiscal year.

For the year ended July 31, 2004, we recorded a net loss of $5,127,107 as compared to a net loss of $5,924,836 for the year ended July 31, 2003. This represents a decrease in the net loss of approximately $798,000 or 13%. The increase in revenues of approximately $914,000 in the 2004 fiscal year along with the full write-off of the Burly Bear intangible of $541,000 in the 2003 fiscal year are the main factors accounting for this difference.

For the 2004 fiscal year, net cash flows used in our operating activities was $4,003,355, as compared to $3,848,306 of net cash flows used in our operating activities during the 2003 fiscal year. This increase in cash flows used in operating activities is primarily attributable to the fact that our net loss in the 2003 fiscal year included over $1.84 million in amortization and warrants granted for service, non cash costs, as compared to $879,000 for non cash costs in the 2004 fiscal year. An increase in production costs of $59,000 in the 2004 fiscal year, to $127,000 from $68,000 in the 2003 fiscal year, and a decrease in deferred income of $41,000 in the 2004 fiscal year as compared to an increase of $161,000 in the 2003 fiscal year, representing a reduction of cash of $202,000, accounts for this increase in cash used in operating activities during the 2004 fiscal year.

Liquidity And Capital Resources

We have not generated cash flow from operations over the past few years and we do not expect to do so for at least 12 months. Our principal source of working capital during the nine months ended April 30, 2005 consisted of proceeds from the issuance of units of our Series C Convertible Preferred Stock with warrants attached.

For the nine months ended April 30, 2005, our net cash flow used in operating activities was $5,464,251 as compared to $3,480,366 of net cash flow used in operating activities during the nine months ended April 30, 2004. The decreased results are primarily attributable to the payout made to James P. Jimirro, our former Chief Executive Officer and President, upon his separation from service. During the nine months ended April 30, 2005, the decrease in the expense associated with the granting of stock, warrants, and options and the expense associated with the modification of stock options and warrants are not cash related expenses and so were eliminated from the calculation of cash flow used in operating activities. We had cash and cash equivalents of $516,000 at April 30, 2005 as compared to cash and cash equivalents of $484 at April 30, 2004. The increase in cash is primarily due to the offering of units of Series C Convertible Preferred Stock with warrants attached, which resulted in an infusion of approximately $3.6 million in cash.

As of June 27, 2005 we had cash on hand of approximately $788,674 and receivables totaling $289,607. This amount may not be sufficient to fund operations through this fiscal year. We anticipate that any shortfall will be covered by the sale of additional securities. We believe that our cash on hand, along with the proceeds of the underwritten offering that was closed on August 8, 2005, will provide us with adequate cash to fund our ongoing operations and capital requirements for at least 24 months.

Our principal source of working capital since the Reorganization Transaction has been loans received from Daniel Laikin, our Chief Executive Officer and a director, and Timothy Durham, a director. The aggregate amount of the loans owed to Mr. Laikin and Mr. Durham was $4.6 million. These loans were paid with Series C Convertible Preferred units on December 9, 2004, as described below.

During the nine months ended April 30, 2005, we received $3.6 million in cash proceeds from the offering of units composed of our Series C Convertible Preferred Stock and warrants to purchase our common stock and we issued additional units of these securities to pay the loans discussed above and expenses owed to Mr. Laikin

On January 28, 2005 we received a loan in the amount of $2.7 million from N. Williams Family Investments, L.P. The proceeds of this loan were primarily used to pay certain benefits to James P. Jimirro, our former Chief Executive Officer and President, upon his separation from service. The loan accrues interest at the rate of 7% and is due to be repaid on the earlier of January 28, 2006 or the date we close an offering in which the gross cash proceeds to us equal or exceed $2.7 million. (We are required to prepay the loan to the extent of any proceeds we receive from an equity offering raising less than $2.7 million.)  The loan is secured by a lien against all of our assets. We closed an offering on August 8, 2005 and we have requested a demand from N. Williams Family Investments, L.P. in order to repay the loan.

On May 17, 2003, two notes payable totaling approximately $442,000 at April 30, 2002 were due to be paid in full. The notes represented money owed to legal firms relating to work done in connection with the Reorganization Transaction. We reached a settlement with one noteholder in December 2004 and paid that note, as it was re-negotiated, in full. Timothy Durham, a director, paid the amount due under the note to the second noteholder in full and the liability is now owed to him. As of April 30, 2005, approximately $115,000 in principal remained unpaid. The obligation to Mr. Durham is payable on demand. To date, no demand has been made. We plan to pay this obligation with revenues earned by our operations.

In recent years, our operations have been characterized by ongoing capital shortages caused by expenditures related to the initiation of several new business activities. We have met these capital shortages by borrowing money from members of the NLAG Group, which includes three of our directors, and by selling our securities.

Our financial statements for the fiscal year ended July 31, 2004 contain an explanatory paragraph as to our ability to continue as a “going concern.” This qualification may impact our ability to obtain future financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions such as guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Contractual Obligations

The table below sets forth our contractual obligations as of April 30, 2005.

	Payments Due by Period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years

Note Payable	$2,748,804	$2,748,804	$—	$—	$—
Note Payable on Demand	146,260	146,260	—	—	—
Long Term Debt	—	—	—	—	—
Capital Lease Obligations	—	—	—	—	—
Operating Leases	12,993	2,998	$9,995	—	—
Purchasing Obligations	—	—	—	—	—
Capital Contribution	350,000	350,000
Other Long-Term Liabilities	—	—	—	—	—
	$3,258,057	$3,248,062	$9,995	—	—

New Accounting Pronouncements

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits - an amendment to FASB Statements No. 87, 88, and 106.” This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost. This statement also calls for certain information to be disclosed in financial statements for interim period. The disclosures required by this statement are effective for fiscal year ending after December 15, 2003. We do not expect the adoption of this pronouncement to have a material effect on our consolidated financial position or results of operations.

In December 2003, the FASB issued Interpretation No. 46 (Revised 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). This interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interest that effectively recombines risks that were previously dispersed. This interpretation is effective no later than the end of the first reporting period that ends after March 15, 2004. This interpretation did not have a material effect on our financial position or results of operations.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” (“SFAS 150”) This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on our financial position or results of operations.

In April 2003, the FASB issued statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” (“SFAS 149”) which is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in FASB Statement No. 133, clarifies when a derivative contains a financing component, amends the definition of an “underlying” to conform it to the language used in FASB Interpretation No. 45, “Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” and amends certain other existing pronouncements. All provisions of SFAS 149 should be applied prospectively. The adoption of SFAS 149 did not have a material effect on our financial position or results of operations.

In May 2003, the Emerging Issues Task Force (“EITF”) released Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF 00-21 addresses revenue recognition for arrangements involving more than one deliverable and the determination of whether an arrangement contains more than one unit of accounting. EITF 00-21 also addresses the measurement of the varying components of an arrangement and the manner in which the revenue should be allocated to the separate units of accounting. During December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition,” which incorporated the requirements of EITF 00-21. The adoption of EITF 00-21 and SAB 104 did not have a material effect on our results of operations or financial condition.

In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB 104 supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinded the Commission’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on our results of operations or financial condition.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. We have evaluated the impact of the adoption of SFAS 151, and we do not believe the impact will be significant to our overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152). The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. We have evaluated the impact of the adoption of SFAS 152, and we do not believe the impact will be significant to the overall results of our operations or financial position as the Company does not engage in these sorts of transactions.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Financial Accounting Standards Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Financial Accounting Standards Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. We have evaluated the impact of the adoption of SFAS 153, and we do not believe the impact will be significant to our overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment.” Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. We have evaluated the impact of the adoption of SFAS 123(R) and, although we have not yet finished our estimates to enable us to quantify the impact, based on contractual obligations, recurring customary grants such as those to the Board of Directors, and vested options in place, we believe the impact will be significant to our overall results of operations and financial position.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

April 30, 2005 (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$516,226
Accounts receivable	394,284
Capitalized debt issuance costs	473,000
Prepaid expenses and other current assets	197,194
Total current assets	1,580,704

NON-CURRENT ASSETS
Capitalized production costs	379,343
Fixed assets, net of accumulated depreciation	24,320
Intangible assets	5,964,732
Accumulated amortization of intangible assets	(3,928,578)

Total non-current assets	2,439,817
TOTAL ASSETS	$4,020,521

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable	$232,191
Accrued expenses	1,238,425
Accrued dividends	801,900
Notes payable - related party, including interest of $80,064	2,895,064
Deferred income	10,000

TOTAL CURRENT LIABILITIES	5,177,580

MINORITY INTEREST	—

SHAREHOLDERS’ (DEFICIT) EQUITY
Series B Convertible Preferred Stock, par value $.0001 per share, 68,406 shares authorized, 63,607 shares issued.	6
Series C Convertible Preferred Stock, par value $.0001 per share, 250,000 shares authorized, 229,761 shares issued.	23
Common Stock, par value $.0001 per share, 60,000,000 shares authorized and 3,417,615 shares issued.	342
Additional paid-in capital	29,200,207
Less: Deferred compensation	(187,657)
Accumulated deficit	(30,169,980)
TOTAL SHAREHOLDERS’ (DEFICIT) EQUITY	(1,157,059)
TOTAL LIABILITIES AND SHARESHOLDERS’ (DEFICIT) EQUITY	$4,020,521

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended April 30,		Nine Months Ended April 30,
	2005	2004	2005	2004
REVENUE
Production	$33,333	$(39,250)	$181,333	$335,913
Licensing	443,443	308,632	1,614,940	597,484
Tours	83,724	—	83,724	—
Advertising and promotion	581,490	231,387	1,259,671	554,432
Total revenue	1,141,990	500,769	3,139,668	1,487,829

COSTS AND EXPENSES
Costs related to production revenue	23,626	11,688	659,097	1,123,168
Costs related to licensing revenue	224,607	301,022	397,004	427,489
Costs related to tours revenues	296,290	—	296,290	—
Amortization of intangible assets	60,000	60,000	180,000	180,000
Amortization capitalized film costs	372,451	—	372,451	—
Selling, general and administrative expenses	1,266,807	1,351,603	3,692,792	3,458,481
Stock, warrants & options issued for services	168,505	161,881	491,038	479,997
Severance costs	—	—	2,577,497	—
Expense associated with modification of warrants	—	—	1,082,695	—
Total costs and expenses	2,412,286	1,886,194	9,748,864	5,669,135

OPERATING LOSS	(1,270,296)	(1,385,425)	(6,609,196)	(4,181,306)

OTHER INCOME (EXPENSE)
Interest income	1,343	1,440	5,994	4,320
Other expense	(160,115)	—	(332,783)	—

Total other income (expense)	(158,772)	1,440	(326,789)	4,320

LOSS BEFORE INCOME TAXES	$(1,429,068)	$(1,383,985)	$(6,935,985)	$(4,176,986)
Provision for state income taxes	—	—	9,138	2,400
NET LOSS	$(1,429,068)	$(1,383,985)	$(6,945,123)	$(4,179,386)
Accrued Dividends	(322,116)	—	(801,900)	—
Beneficial conversion feature treated as preferred dividend	—	—	(2,280,906)	—
Net loss attributable to common shareholders	$(1,751,184)	$(1,383,985)	$(10,027,929)	$(4,179,386)

Net loss per share attributable to common shareholder - basic and diluted	$(0.52)	$(0.45)	$(3.14)	$(1.36)
Weighted average number of common shares - basic and diluted	3,389,104	3,066,836	3,196,190	3,062,620

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE NINE MONTHS ENDED APRIL 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(6,945,123)	$(4,179,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	25,357	22,178
Amortization of intangible assets	180,000	180,000
Amortization of debt issuance costs	167,000	—
Stock, options and warrants issued for services	772,453	479,997
Expense associated with the modification of warrants	1,082,695	—
Other	4,410	(4,320)

Changes in assets and liabilities:
(Increase) in accounts receivable	(341,945)	(90,841)
(Increase) in prepaid expenses and other assets	(167,631)	7,248
(Increase) in production costs	(225,197)	(141,055)
Increase/(decrease) in accounts payable	(170,947)	260,978
Increase in accrued expenses	264,677	45,835
Increase/(decrease) in deferred revenues	(110,000)	(61,000)
NET CASH AND CASH EQUIVALENTS USED IN OPERATING ACTIVITIES	(5,464,251)	(3,480,366)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,075)	(40,399)
NET CASH AND CASH EQUIVALENTS USED IN INVESTING ACTIVITIES	(1,075)	(40,399)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Series C convertible preferred stock issuance	3,648,879	—
Exercise of stock options	90,533	—
Elimination of note receivable on common stock	162,980	—
Payments on notes payable	(635,124)	—
SEC filing fees	(1,200)	—
Proceeds from notes payable	2,715,000	—
Increase in notes payable	—	3,397,249
NET CASH AND CASH EQUIVALENTS PROVIDED BY FINANCING ACTIVITIES	5,981,068	3,397,249
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	515,742	(123,516)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	484	140,255
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$516,226	$16,739

Supplemental disclosures of cash flow information:
Stock and options issued for services and debt issuance costs	$1,412,453	$479,997
Conversion of loans to Series C Convertible Preferred stock with warrants attached	$4,649,775	—

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim consolidated financial statements. Accordingly, they do not include all of the information and disclosures required for annual financial statements. In the opinion of the Company’s management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company’s financial position as of April 30, 2005, and the results of operations and cash flows for the three and nine month periods ended April 30, 2005 and 2004, have been included. These consolidated financial statements should be read in conjunction with the financial statements and related footnotes for the year ended July 31, 2004 included in the National Lampoon, Inc. (the “Company”) annual report on Form 10-K for that period.

The results of operations for the three and nine month periods ended April 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year. For further information, refer to the financial statements and related footnotes included in the Company’s annual report on Form 10-K for the year ended July 31, 2004.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company’s net losses of $5,127,107 and $5,924,836 in the prior two years and net loss of $6,945,123 during the first nine months of the 2005 fiscal year, as well as negative working capital of $3,596,876 and accumulated deficit of $30,169,980 at April 30, 2005, raise substantial doubt about its ability to continue as a going concern. In order to fund operations, the Company has relied on the purchase of securities by Daniel S. Laikin, the Company’s Chief Executive Officer and a director, and Paul Skjodt and Timothy S. Durham, directors, (collectively referred to as the “NLAG Group”) and on loans made by Mr. Laikin and Mr. Durham that were subsequently converted to securities. Subsequent to the reorganization transaction that occurred on May 17, 2002, when a group of individuals that included the NLAG Group gained voting control of the Company, the Company received approximately $4.6 million in loans from Mr. Laikin and Mr. Durham. These loans were subsequently converted to securities.

On December 9, 2004 the Company completed the sale of units consisting of Series C Convertible Preferred Stock with warrants attached. Through this offering, the Company received approximately $8.2 million consisting of approximately $3.6 million in cash and approximately $4.6 million from the conversion of debt owed to Mr. Laikin and Mr. Durham and salary and accrued expenses owed to Mr. Laikin.

On January 28, 2005 the Company borrowed $2.7 million from N. Williams Family Investments, L.P. The loan was used to fund a payment in the amount of $2,532,800 due to James P. Jimirro, the Company’s former President and CEO and the current Chairman of the Board of Directors, on his separation from service. The balance of the funds was used for working capital.

Management believes the following should alleviate the substantial doubt about the Company’s ability to continue as a going concern. On March 10, 2005 the Company filed a registration statement for a proposed public offering of an as-yet undetermined number of shares of its common stock. The registration statement has not yet been declared effective. The Company intends to raise at least $10 million in this offering, although there is no guarantee that the Company will raise any money. This information does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Company’s consolidated financial statements for the fiscal year ended July 31, 2004 contain an explanatory paragraph as to its ability to continue as a going concern. This explanatory paragraph may impact its ability to obtain future financing.

NOTE B - STOCK OPTIONS

The Company has adopted SFAS No. 123, “Accounting for Stock Based Compensation”, issued in October 1995. In accordance with SFAS No. 123, the Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock issued to Employees”, and related interpretation in accounting for its employee stock options. Under APB Opinion No. 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. There is no current-period compensation expense to disclose in relation to previously issued employee stock options, as required under SFAS 148, and there were no

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

employee stock options granted during the nine months ended April 30, 2005. If the Company elected to recognize compensation expense based on the fair value of the options granted on the grant date as prescribed by SFAS No. 123, the Company’s net income/(loss) and earnings/(loss) per share would have been reduced to the pro forma amounts as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2005	2004	2005	2004
Net loss attributable to common shareholders- as reported	$(1,751,184)	$(1,383,985)	$(10,027,929)	$(4,179,386)
APB 25 expense recognized	—	—	—	—
Stock option compensation under-fair value method	106,468	78,415	397,515	258,186
Net loss attributable to common shareholders-pro forma	$(1,857,652)	$(1,462,400)	$(10,425,444)	$(4,437,572)
Basic and diluted earnings/(loss) per share-as reported	$(0.52)	$(0.45)	$(3.14)	$(1.36)
Basic and diluted earnings/(loss) per share-pro forma	$(0.55)	$(0.48)	$(3.26)	$(1.45)

NOTE C - NOTES PAYABLE

On May 17, 2003, two notes payable totaling approximately $442,000 at April 30, 2002 were due to be paid in full. The notes represented money owed to legal firms relating to work done in connection with the reorganization transaction that took place in May 2002. Timothy Durham, a director, paid one of these notes in full and the liability is now owed to him. As of April 30, 2005, approximately $115,000 in principal remained unpaid. The obligation to Mr. Durham is payable on demand. To date, no demand has been made. The Company plans to pay this obligation with revenues earned by its operations. The other note was renegotiated and paid in full in December 2004.

On January 28, 2005 the Company borrowed the sum of $2,700,000 from N. Williams Family Investments, L.P. The loan accrues interest at the rate of 7% per year. The maturity date of the loan is the earlier of January 28, 2006 or the date the Company closes an offering in which the gross cash proceeds to the Company equal or exceed $2,700,000. The lender may also demand that the loan be immediately repaid if the Company defaults in its obligations under the promissory note. The Company is required to prepay the loan to the extent of any proceeds the Company receives from an equity offering raising less than $2.7 million. The loan is secured by a lien against all of the Company’s assets. The amount of $2,523,800 from the loan proceeds was used to pay benefits to James P. Jimirro, the Chairman of the Company’s Board of Directors and the Company’s former Chief Executive Officer and President, upon his separation from service as required by his employment agreement dated May 17, 2002. The remaining proceeds were used for working capital.

NOTE D - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. Management has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152). This Statement amends FASB Statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” This Statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. Management has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the overall results of the Company’s operations or financial position.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Financial Accounting Standards Board believes that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Financial Accounting Standards Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. Management has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment.” Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. Management has evaluated the impact of the adoption of SFAS 123(R) and, although it has not yet finished its estimates to enable it to quantify the impact, based on contractual obligations, recurring customary grants such as those to the Board of Directors, and vested options in place, management believes the impact will be significant to the Company’s overall results of operations and financial position.

NOTE E - EARNINGS PER SHARE

Diluted earnings per share amounts are calculated using the treasury method and are based upon the weighted average number of common and common equivalent shares outstanding during the period. Basic and diluted earnings per share are the same, as common equivalent shares have been excluded from the computation, due to the fact they are anti-dilutive. Options and warrants to purchase 7,487,262 and 43,791 common shares during the three months ended April 30, 2005 and 2004, and 6,319,425 and 113,987 for the nine months ended April 30, 2005 and 2004, respectively, are not included in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. 8,178,711 shares that would be issuable upon conversion of the convertible preferred stock are not included in the calculation of diluted earnings per share during the three months and nine months ended April 30, 2005 and 2004 respectively because their inclusion would be anti-dilutive.

NOTE F - STOCKHOLDER EQUITY

On September 15, 2004 the Company’s Board of Directors and stockholders holding a majority of the Company’s common stock approved a two-for-one split of the Company’s common stock. The effect of this stock split has been reflected in all reported periods.

On October 14, 2004, the Company issued to Erick Richardson 15,230 shares of common stock and issued to Richardson & Patel, LLC 5,115 shares of common stock. The common stock was issued in exchange for legal services valued at $79,561 that were rendered to the Company.

On December 9, 2004 the Company closed an offering of units consisting of Series C Convertible Preferred Stock and warrants to purchase the Company’s common stock. The Company received approximately $8.2 million for the units, consisting of approximately $3.6 million in cash, $4.6 million from the conversion of debt, and approximately $492,000 for

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

payment of salaries. At the commitment date, each unit was purchased for $35.50. Holders of Series C Convertible Preferred Stock earn a dividend of 9% per annum payable in the form of the Company’s common stock at the time the holder converts the Series C Convertible Preferred Stock to common stock. Attached to each share of Series C Convertible Preferred Stock is a warrant to purchase ten shares of the Company’s common stock.

As part of the offering of units of Series C Convertible Preferred Stock with warrants attached, the terms of the warrants granted to the holders of Series B Convertible Preferred Stock were made identical to the terms of the Series C Convertible Preferred Stock warrants. Therefore, the term of the warrants attached to the Series B Convertible Preferred Stock was modified to extend four years from the issuance of the Series C Convertible Preferred Stock, and the exercise price was reduced to $1.775 from $2.50. The excess of the value of the modified warrants as compared to the original warrants was calculated according to paragraph 188 of FAS 123. The excess amount, which included the right to purchase 3,583,491 shares of the Company’s common stock, totaled $904,897, which has been recognized as a charge to operations.

Each share of Series C Convertible Preferred Stock is convertible at the option of the holder into 20 shares of the Company’s common stock. Attached to each share of Series C Convertible Preferred Stock is a warrant to purchase 10 shares of the Company’s common stock. The warrants have a term of four years and an exercise price of $1.775 on a post-split basis. The relative fair value of the warrants of $1,271,904 was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.50%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 95.7%; and a term of 4 years . The value of the warrants plus the value of the conversion feature total $3,552,810 and exceeded the proceeds of the offering. Pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” as the terms of the Series C Convertible Preferred Stock are convertible upon issuance, the discount attributable to the beneficial conversion feature of $2,280,906 was expensed immediately during the nine months ended April 30, 2005 in a manner similar to a dividend at the date of issuance and is included in the Statement of Operations as a preferred dividend.

On January 28, 2005 the Company borrowed $2,700,000 from N. Williams Family Investments, L.P. As part of the loan transaction, N. Williams Family Investments, L.P. was issued 80,000 shares of the Company’s common stock, and Christopher Williams, a party related to N. Williams Family Investments, L.P., was issued 20,000 shares. In addition Daniel Laikin and Timothy Durham personally guaranteed certain obligations of the Company relating to the security for the loan, and as part of this guarantee were each issued 50,000 shares of the Company’s common stock. The expense associated with these stock grants totaled $640,000, was recognized as debt issuance costs and capitalized. These costs will be amortized over the one year term of the note, or upon repayment if earlier.

In conjunction with his separation from service, the Company agreed to extend the stock options granted to James P. Jimirro that would otherwise have expired 90 days after the termination of his employment. The excess of the value of the modified options as compared to the original options was calculated according to paragraph 188 of FAS 123. The excess amount totaled $177,798, which has been recognized as a charge to operations for the quarter ended January 31, 2005.

On February 17, 2005, the Company issued to Andy Gruenberg 1,413 shares of common stock in exchange for film distribution services valued at $4,000. On February 18, 2005 employee bonuses were paid in the form of 2,900 shares of common stock valued at $10,150. On March 1, 2005, the Company issued to Erick Richardson 39,421 shares of common stock and issued to Richardson & Patel, LLC 8,400 shares of restricted common stock with 8,400 warrants for the purchase of common stock at an exercise price ranging from $2.95 and $4.09 per share. The common stock was issued in exchange for legal services valued at $152,853 that were rendered to the Company. On March 23, 2005, the Company issued to Porter LeVay & Rose 9,104 shares of common stock valued at $32,500 and issued to Regal Growth Fund 3,666 shares of common stock valued at $12,500. The common stock was issued in exchange for public relations services that were rendered to the Company.

NOTE G - SEGMENT INFORMATION

The Company operates in four business segments: the production of motion picture, television, and video/DVD products; the licensing and exploitation of the “National Lampoon®” trademark and related properties including the sale of products to consumers; television production and distribution to college campuses from which advertising and promotion revenues are derived and travel services. Segment operating income/(loss) excludes the amortization of intangible assets, interest income, and income taxes. Selling, general and administrative expenses not specifically attributable to any segment have been

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

allocated equally among the four segments. Summarized financial information for the three month and nine month periods ended April 30, 2005 and 2004 concerning the Company’s segments is as follows:

	Licensing	Advertising & Promotion	Production	Travel Services	Total
Three Months Ended April 30, 2005
Segment revenue	$443,443	$581,490	$33,333	$83,724	$1,141,990
Segment operating (loss)	$(216,734)	$(88,740)	$(900,826)	$(222,768)	$(1,429,068)

Three Months Ended April 30, 2004
Segment revenue	$308,632	$231,387	$(39,250)	$—	$500,769
Segment operating (loss)	$(149,827)	$(532,315)	$(701,843)	$—	$(1,383,985)

Nine Months Ended April 30, 2005
Segment revenue	$1,614,940	$1,259,671	$181,333	$83,724	$3,139,668
Segment operating (loss)	$(1,863,734)	$(1,204,739)	$(3,653,882)	$(222,768)	$(6,945,123)

Nine Months Ended April 30, 2004
Segment revenue	$597,484	$554,432	$335,913	$—	$1,487,829
Segment operating (loss)	$(591,827)	$(2,162,316)	$(1,425,243)	$—	$(4,179,386)

A reconciliation of segment operating loss to net income before income taxes for the three and nine month periods ended April 30, 2005 and 2004 is as follows:

	FOR THE THREE MONTHS ENDED
	APRIL 30, 2005	APRIL 30, 2004
Total segment operating (loss)	$(1,429,068)	$(1,383,985)
Amortization of intangible assets	$432,451	$60,000
Interest income	$(1,343)	$(1,440)

Net loss before income taxes	$(997,960)	$(1,325,425)

	FOR THE THREE MONTHS ENDED
	APRIL 30, 2005	APRIL 30, 2004
Total segment operating (loss)	$(6,945,123)	$(4,179,386)
Amortization of intangible assets	$180,000	$180,000
Interest income	$(5,994)	$(4,320)

Net loss before income taxes	$(6,771,117)	$(4,003,706)

NOTE H - LITIGATION

On February 17, 2004, plaintiff Trustin Howard filed a lawsuit against defendants In-finn-ity Productions, Bud Friedman, National Lampoon Productions, and Game Show Network LLC in the United States District Court for the Central District of California. The plaintiff alleged that the Company, along with the other defendants, stole his idea for the show Funny Money and also alleged, among other things, copyright infringement. The complaint sought damages and injunctive relief. This action was settled as of February 28, 2005. The Company was not required to pay any consideration for the settlement.

On October 27, 2004 Far Horizon Sales and Leasing LLC filed a complaint against the Company’s subsidiary, National Lampoon Networks, Inc., in the Superior Court for the County of Los Angeles. The plaintiff alleges that it suffered damages for breach of contract, negligence and trespass to chattel related to the rental of a coach bus and damage thereto. The plaintiff alleges damages in excess of $79,000. Noting the extent of the damages, the value of the vehicle, and the fact that there is insurance coverage, the Company in an effort to be conservative, has accrued $50,000 on its books .

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE I - SUBSEQUENT EVENTS

Between May 1, 2005 and June 2, 2005, options to purchase 46,510 shares of common were exercised by employees.

On May 31, 2005 the Company filed an amendment to the registration statement that was filed on March 10, 2005 with the Securities and Exchange Commission. The Company intends to use the net proceeds from the offering for the payment of the loan made to the Company by N. Williams Family Investments, L.P. as well as for other corporate purposes. The registration statement has not yet been declared effective and there is no guarantee that the registration statement will ever be declared effective. This information does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

On May 12, 2005, All Comedy Networks, Inc. filed a complaint in the Superior Court for the State of California, County of Los Angeles against eight defendants, including National Lampoon Radio Networks and National Lampoon Networks. The complaint alleges that one of the defendants, Kent Emmons, was a founder, shareholder, promoter and fiduciary of All Comedy Networks, Inc. The complaint alleges that Mr. Emmons negotiated an agreement with National Lampoon Networks to use the Company’s trademark in competition with All Comedy Networks, Inc. All Comedy Networks, Inc. seeks actual damages in an amount to be proved at trial, punitive damages, and an injunction to prohibit any of the defendants from contacting its employees, investors and advertisers. Because this action was filed only recently, no discovery has been undertaken. The Company believes this was brought as a nuisance action against National Lampoon Radio Networks and National Lampoon Networks and the Company intends to vigorously defend any attempt by All Comedy Networks, Inc. to prosecute the action against those entities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors National Lampoon, Inc., Los Angeles, California

We have audited the accompanying consolidated balance sheets of National Lampoon, Inc. and Subsidiaries (the Company) as of July 31, 2004, and 2003, and the related consolidated statements of operations, shareholders (deficit) equity and cash flows for each of the three years in the period ended July 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Lampoon, Inc. as of July 31, 2004 and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended July 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company’s net losses of $5,127,107, $5,924,836, and $1,613,334 in the last three years, negative working capital of $6,783,972 and accumulated deficit of $20,943,951 at July 31, 2004 raise substantial doubt about the Company’s ability to continue as a going concern . Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
October 7, 2004

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of July 31,
	2004	2003
CURRENT ASSETS
Cash and cash equivalents	$484	$140,255
Accounts receivable, net	52,339	18,390
Prepaid expenses and other current assets	24,461	15,636

Total current assets	77,284	174,281

NON-CURRENT ASSETS
Fixed assets, net of accumulated depreciation	53,013	42,859
Film library, net of amortization	154,147	27,000
Intangible assets	5,964,732	5,964,732
Accumulated amortization of intangible assets	(3,748,578)	(3,508,578)
Other assets	5,100	4,500

Total non-current assets	2,428,414	2,530,513

TOTAL ASSETS	2,505,698	2,704,794

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$403,138	$183,485
Accrued expenses	990,281	781,023
Notes payable including $4,429,298 due to shareholders	5,347,837	1,443,856
Deferred income	120,000	161,000

Total current liabilities	6,861,256	2,569,364

TOTAL LIABILITIES	6,861,256	2,569,364

SHAREHOLDERS’ (DEFICIT) EQUITY
Preferred Stock, 2,000,000 shares authorized, no shares issued and outstanding (cancelled, see Note F)	—	—
Series B Convertible Preferred Stock, par value $0.0001, 68,406 shares authorized, 63,067 and 63,067 shares issued and outstanding respectively	6	4,921,618
Common Stock, par value $0.0001, 30,000,000 shares authorized, 3,066,836 and 3,053,590 shares issued, respectively	153	12,188,942
Additional paid in capital	17,265,984	—
Less: Note receivable on common stock	(162,980)	(157,220)
Deferred compensation	(514,770)	(1,001,066)
Accumulated Deficit	(20,943,951)	(15,816,844)

TOTAL SHAREHOLDERS’ (DEFICIT) EQUITY	(4,355,558)	135,430

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$2,505,698	$2,704,794

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	As of July 31,
	2004	2003	2002
REVENUES
Trademark	$1,286,813	$904,244	$913,491
Consumer products	76,111	11,577	29,996
Advertising and promotion revenues	558,640	92,063	—

Total revenue	1,921,564	1,007,884	943,487

COSTS AND EXPENSES
Costs related to trademark revenue	417,071	285,174	88,155
Costs related to consumer products	50,170	23,374	33,432
Production costs	1,181,039	872,868	—
Amortization of intangible assets	240,000	240,000	240,000
Write-off of intangible asset	—	541,000	—
Proxy solicitation	—	—	545,887
Selling, general and administrative expenses	4,521,418	4,159,094	2,538,282
Stock, warrants and options issued for services	641,878	947,040	—
Stock appreciation rights (benefit)	—	—	(843,096)
Conversion of stock appreciation rights to stock options	—	—	140,894

Total costs and expenses	7,051,576	7,068,550	2,743,554

OPERATING LOSS	(5,130,012)	(6,060,666)	(1,800,067)
OTHER INCOME/(EXPENSE)
Interest	5,762	7,040	12,849
Reduction of deferred payroll	—	—	175,484
Other income	—	32,214	—

Total other income	5,762	39,254	188,333

MINORITY INTEREST IN INCOME OF CONSOLIDATED
SUBSIDIARY	—	99,000	—

LOSS BEFORE INCOME TAXES	(5,124,250)	(5,922,412)	(1,611,734)
Provision for income taxes	2,857	2,424	1,600

NET LOSS	$(5,127,107)	$(5,924,836)	$(1,613,334)

Loss per share basic and diluted	$(1.67)	$(2.01)	$(0.58)

Weighted average number of common shares basic and diluted	3,063,674	2,950,312	2,761,194

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Total Common Stock Amount	Note Receivable on Common Stock	Paid in Capital	Deferred Compensation Amount	Accumulated Deficit	Shareholders’ (Deficit) Equity

Balance at July 31, 2001			2,742,232	$9,616,667	$(145,700)			$(8,278,674)	$1,192,293
Interest on note receivable					(5,760)				(5,760)
Preferred stock issued in NLAG transaction, net of costs	40,244	2,585,318							2,585,318
Exercise of stock options			28,734	83,101					83,101
Warrants issued for Services				146,100					146,100
Conversion of SARs				140,894					140,894
Net loss	—	—	—	—	—	—	—	(1,613,334)	(1,613,334)
								(9,892,008)	2,528,612
Balance at July 31, 2002	40,244	2,585,318	2,770,966	9,986,762	(151,460)
Interest on note receivable					(5,760)				(5,760)
Preferred stock issued for Cash	21,150	2,115,000							2,115,000
Preferred stock issued for Services	2,213	221,300							221,300
Exercise of stock options			106,822	75,374					75,374
Warrants/options issued for services			28,200	1,726,806					1,726,806
Common stock issued in connection with Burly
Bear acquisition			147,602	400,000					400,000
Non-vested portion of stock issued for services							(1,001,066)		(1,001,066)
Net loss	—	—	—	—	—	—	—	(5,924,836)	(5,924,836)
Balance at July 31, 2003	63,607	4,921,618	3,053,590	12,188,942	(157,220)		(1,001,066)	(15,816,844)	135,430
Interest of note Receivable					(5,760)				(5,760)
Common Stock issued			13,246	33,115					33,115
Warrants/options issued for services				122,468					122,468
Non-vested portion of stock issued for services							486,296		486,296
Adjustment for change in par value of common stock		(4,921,612)		(12,344,372)		17,265,984
Net Loss								(5,127,107)	(5,127,107)
Balance at July 31, 2004	63,607	$6	3,066,836	$153	$(162,980)	17,265,984	$(514,770)	$(20,943,951)	$(4,355,558)

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	As of July 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(5,127,107)	$(5,924,836)	$(1,613,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	270,246	900,140	248,451
Stock appreciation rights (benefit)/expense	—	—	(843,096)
Conversion of stock appreciation rights to stock options	—	—	140,894
Other	(5,760)	(5,760)	(5,760)
Stock issued for services	33,115	—	—
Warrants/options granted for services	608,763	947,040	146,000
Changes in assets and liabilities:
(Increase) in accounts receivable	(33,950)	—	—
(Increase)/decrease in prepaid expenses and other current assets	(8,826)	(16,704)	15,362
(Increase) in capitalized production costs	(127,148)	(68,000)	—
(Increase) in other assets	(600)	(4,500)	—
Increase/(decrease) in accounts payable	219,654	(127,467)	68,500
Increase/(decrease) in accrued expenses	209,258	290,781	(130,461)
(Decrease)/increase in deferred revenues	(41,000)	161,000	—
(Decrease)/increase settlement payable	—	—	(203,117)
(Decrease) in extension payments	—	—	(200,000)

NET CASH AND CASH EQUIVALENTS USED IN OPERATING ACTIVITIES	(4,003,355)	(3,848,306)	(2,376,561)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Burly Bear Networks	—	(200,000)	—

Purchase of fixed assets	(40,398)	(54,876)	(7,123)

NET CASH AND CASH EQUIVALENTS USED IN INVESTING ACTIVITIES	(40,398)	(254,876)	(7,123)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	—	75,374	83,101
Purchase of Series B preferred shares	—	2,115,000	2,585,318
Increase in notes payable	3,903,982	1,028,856	415,000

NET CASH AND CASH EQUIVALENTS PROVIDED BY FINANCING ACTIVITIES	3,903,982	3,219,230	3,083,419

NET DECREASE IN CASH AND CASH EQUIVALENTS	(139,771)	(883,952)	699,735
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	140,255	1,024,207	324,472

CASH AND CASH EQUIVALENTS AT END OF YEAR	$484	$140,255	$1,024,207

Cash paid for taxes	$2,857	$2,424	$1,643

Supplemental disclosure: shares/options/warrants issued for services	$641,879	$947,040	$0

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS

NOTE A

Organization and Principles of Consolidation. The consolidated financial statements include the accounts of National Lampoon, Inc. and its subsidiaries (Company) after elimination of all inter-company items and transactions. The Company, a California corporation, was formed in 1986 and was primarily engaged in the acquisition, production and distribution of videocassette programs for retail sale. During fiscal year 1991, the Company acquired all of the outstanding shares of National Lampoon, Inc. (NLI). NLI was incorporated in 1967 and was primarily engaged in publishing the National Lampoon Magazine and related activities. Subsequent to the Company’s acquisition of NLI, it has de-emphasized its videocassette business and publishing operations and has focused primarily on exploitation of the National Lampoon trademark. The Company reincorporated into Delaware under the name National Lampoon, Inc. in November 2002.

On May 17, 2002, the Company, James P. Jimirro, the Chairman of the Board, President and Chief Executive Officer, and a group of investors known collectively as the National Lampoon Acquisition Group (NLAG) completed a Preferred Stock and Warrant Purchase Agreement, (the Purchase Agreement). The Purchase Agreement called for, among other items, the purchase of 35,244 units, consisting of one share of Series B Preferred Stock and a warrant to purchase 28.169 shares of the Company common stock, at $100 a unit. The Series B Preferred Stock votes on an as converted basis as a class with the shares of Common Stock. As part of the transaction entered into related to the Purchase Agreement, one member of NLAG became Chief Operating Officer of the Company, and entered into an employment agreement with the Company, and a voting agreement was entered into providing for the election of three Jimirro nominees, three NLAG nominees, and one nominee acceptable to both parties The consummation of the Reorganization Transactions effectively concluded all of the litigation between the Company, the members of the NLAG Group and Mr. Jimirro.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s net losses of $5,127,107 and $5,924,836 in the last two years, negative working capital of $6,783,972 and an accumulated deficit of $20,943,951 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company is issuing shares of Series C Preferred stock and may be issuing shares of common stock to investors as a means of raising capital. In addition, the Company is very active in increasing operations through acquisitions and forming new divisions in an effort to increase cash flow and profitability. If management is unable to raise additional capital and cannot increase cash flow through operations, the Company will not be able to meet its obligations and may have to cease operations. The Company has entered into agreements with, AFG Entertainment, Golden International Group, Tim Durham and Daniel Laikin, and others which are anticipated to close in November 2004, in connection with the Company’s Series C Convertible Preferred Stock financing. If the Company were to sell all of the 250,000 shares of Series C Preferred Stock, it would raise gross proceeds of $8,875,000, which includes the conversion of a $4.5 million loan into shares of Series C Preferred Stock. The Company is negotiating an underwritten secondary offering of up to 1.75 million shares of its common stock at a share price to be mutually agreed upon, subject to board approval. If it completes such secondary offering, it would raise gross proceeds of up to $8 million.

Revenue Recognition. The Company’s trademark licensing revenues are generally recognized when received or when earned under the terms of the associated agreement and when the collection of such revenue is reasonably assured. Revenues from the sale of DVDs, net of estimated provisions for returns (which are not material for any period presented) are recognized when the units are shipped. Revenues from Internet operations are recognized when earned under the terms of the associated agreement and the collection of such revenue is reasonably assured. Revenues from advertising and promotion are recognized when earned under the terms of the associated agreement or when the advertisement has been broadcast and the collection of such revenues are reasonably assured.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation. Depreciation of fixed assets is computed by the straight-line method over the estimated useful lives of the assets ranging from three to five years.

Cash Concentration and Cash Equivalents. The Company maintains its cash balances at financial institutions that are federally insured, however, at times such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Intangible Assets. Intangible Assets consists primarily of the National Lampoon trademark and is being amortized on a straight-line basis over twenty-five years. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of intangible assets should be revised or the remaining balance of intangible assets may not be recoverable. Factors that would indicate the occurrence of such events or circumstances include current period operating or cash flow losses, a projection or forecast of future operating or cash flow losses, or the inability of the Company to identify and pursue trademark licensing opportunities on terms favorable to the Company. The intangible asset acquired through the acquisition of Burly Bear, Inc. have been written off based upon the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Gross intangibles were $5,964,732 with accumulated amortization of $3,748,578 at July 31, 2004 and $5,964,732 with accumulated amortization of 3,508,578 at July 31, 2003, which includes $240,000 of amortization being expensed in both years. The estimated aggregate amortization expense for each of the five succeeding fiscal years is $240,000 per year, which represents the original acquired intangible relating to the National Lampoon trademark, amortized over twenty five years.

As of July 31, 2004, the Company has determined that expected future cash flows relating to its intangible assets will result in the recovery of the carrying value of such asset. The continued realization of these intangible assets, however, is dependent upon the continued exploitation of the National Lampoon trademark for use in motion pictures, television, the Internet, merchandising and other appropriate opportunities. If these and other ventures that the Company may enter into do not result in sufficient revenues to recover the associated intangible assets, the Company’s future results of operations may be adversely affected by adjustments to the carrying values of such intangible assets.

New Accounting Pronouncements:

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits - an amendment to FASB Statements No. 87, 88, and 106.” This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost. This statement also calls for certain information to be disclosed in financial statements for interim period. The disclosures required by this statement are effective for fiscal year ending after December 15, 2003. The Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial position or results of operations.

In December 2003, the FASB issued Interpretation No. 46 (Revised 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). This interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

of interest that effectively recombines risks that were previously dispersed. This interpretation is effective no later than the end of the first reporting period that ends after March 15, 2004. This interpretation did not have an impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” (“SFAS 150”). This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have an impact on the Company’s financial position or results of operations.

In April 2003, the FASB issued statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,”“SFAS 149” which is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative as discussed in FASB Statement No. 133, clarifies when a derivative contains a financing component, amends the definition of an “underlying” to conform it to the language used in FASB Interpretation No. 45, “Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” and amends certain other existing pronouncements. All provisions of SFAS 149 should be applied prospectively. The adoption of SFAS 149 did not have an impact on the Company’s financial position or results of operations.

In May 2003, the Emerging Issues Task Force (EITF) released Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF 00-21 addresses revenue recognition for arrangements involving more than one deliverable and the determination of whether an arrangement contains more than one unit of accounting. EITF 00-21 also addresses the measurement of the varying components of an arrangement and the manner in which the revenue should be allocated to the separate units of accounting. During December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) 104, “Revenue Recognition,” which incorporated the requirements of EITF 00-21. The adoption of EITF 00-21 and SAB 104 did not have a material effect on the Company’s results of operations or financial condition.

In December 2003, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB 104 supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinded the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company’s results of operations or financial condition.

Basic and Fully Diluted Loss Per Share. The Company computes earnings per share in accordance with the provisions of SFAS No. 128, Earnings Per Share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period. Convertible Preferred Stock is included on an as converted basis if the effect is dilutive.

Options to purchase 231,242, 1,148,131, and 296,996 shares of common shares, 12,448, 1,133,633, and 0 warrants, and 3,583,491, 3,583,491, and 2,267,266 common shares upon conversion of the Series B Convertible Preferred stock are not included in the calculation of diluted EPS in the fiscal year ended July 31, 2004, 2003, and 2002 respectively, because their inclusion would be anti-dilutive.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Company periodically grants stock options to its employees and directors as financial incentives directly linked to increases in shareholder value. Such grants are subject to the Company’s Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the “1999 Plan”), as adopted by the Company’s shareholders at its annual meeting on January 13, 2000. All stock options granted under prior stock option plans were converted to stock option grants under the 1999 Plan. A summary of stock options outstanding is as follows:

	Number of Options	Option Exercise Price Range	Weighted Average Exercise Price

Balance, July 31, 2001	296,996	$1.69-$14.00	$10.55
Options Granted	893,670	$3.50-$8.00	$3.96
Options Canceled	(28,168)	$3.19-$16.13	$7.70
Options Exercised	(14,367)	$1.88-$8.00	$5.78

Balance, July 31, 2002	1,148,131	$1.88-$16.13	$10.55
Options Granted	390,500	$3.50-$6.00	$5.41
Options Canceled	(70,165)	$3.50-$13.63	$7.07
Options Exercised	(94,333)	$3.25-$4.11	$3.63

Balance, July 31, 2003	1,374,133	$1.94-$16.13	$5.77
Options Granted	622,520	$3.20-$7.00	$3.68
Options Canceled	(152,300)	$2.07-$16.125	$5.75
Options Exercised	—	—	—

Balance, July 31, 2004	1,844,353	$2.075-$16.13	$5.03

Of the exercisable options outstanding at July 31, 2004, 2003 and 2002, 1,844,353, 1,078,464, and 1,118,131, respectively, the weighted average exercise prices were $5.03, $5.82 and $5.65. The weighted average remaining life of the options outstanding at July 31, 2004 was 6.80 years.

The Company has adopted SFAS No. 123, Accounting for Stock Based Compensation, issued in October 1995. In accordance with SFAS No. 123, the Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB Opinion No. 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. If the Company had elected to recognize compensation expense based on the fair value of the options granted on their grant date as prescribed by SFAS No. 123, the Company’s net income/(loss) and earnings/(loss) per share would have been reduced to the pro forma amounts as follows:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003	July 31, 2002

Net loss as reported	$(5,127,107)	$(5,924,836)	$(1,613,334)
Compensation - calculated under fair value method	$(1,469,114)	$(1,475,115)	$(2,274,491)
Net loss pro form	$(6,596,221)	$(7,399,951)	$(3,887,825)
Basic and diluted loss per share as reported	$(1.67)	$(2.01)	$(0.58)
Basic and diluted loss per share pro form	$(2.15)	$(2.51)	$(1.41)

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

The fair value of each option grant on its date of grant was estimated using the Black-Scholes option pricing model using the following assumptions:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003	July 31, 2002

Expected dividend yield	00%	00%	00%
Expected stock price volatility	123.7 - 170%	87.5 - 129.2%	77.2%
Risk free interest rate	5.5%	5.5%	4.0%
Expected life of option (in years)	7.00 - 10.00	3.00 - 7.00	7.00

The weighted average fair value of the options granted during the fiscal years ended July 31, 2004, 2003 and 2002 was $3.61, $5.41, and $4.42 respectively.

The Company’s Chairman, President and Chief Executive Officer had stock appreciation rights that entitle him to receive, upon demand, a cash payment equal to the difference between the fair market value and the appreciation base of the rights when they are exercised. At December 28, 2001 the stock appreciation rights (SARs) were converted into common stock options having the same terms as the original SARs. An expense of $140,894 was recorded in relation to this conversion, as well as a benefit of $843,096 arising from the elimination of the liability relating to the SARs. As of July 31, 2001, appreciation in these rights was approximately $843,000, and is reflected under stock appreciation rights payable in the accompanying consolidated balance sheets.

NOTE B

ACCRUED EXPENSES

Accrued expenses consist of:

	As of July 31, 2004	As of July 31, 2003

Accrued legal fees	$91,810	$150,000
Accrued accounting fees	20,114	27,500
Accrued payroll and related items	368,638	115,254
Accrued video royalties	15,000	15,000
Accrued television and other royalties	426,524	412,574
Deferred payroll officers/shareholders	6,695	6,695
Other	61,500	54,000
	$990,281	$781,023

NOTE C

COMMITMENTS AND CONTINGENCIES

Leases. The Company is obligated under an operating lease expiring on September 30, 2005 for approximately 3,912 square feet of office space in Los Angeles, California. The lease agreement includes certain provisions for rent adjustments based upon the lessor’s operating costs and increases in the Consumer Price Index. The Company is obligated under an operating lease expiring in May of 2006 for an automobile provided by the Company to its chairman, President and Chief Executive Officer.

The Company’s minimum future lease payments for the fiscal years indicated are as follows:

Year	Office Space	Auto/Equipment	Total

2005	$139,306	$11,994	$151,300
2006	23,218	9,995	33,213

	$162,524	$21,989	$184,513

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

The Company’s aggregate lease payments were approximately $206,292, $141,872, and $139,166, for the years ended July 31, 2004, 2003 and 2002, respectively.

Harvard Lampoon Agreement. Pursuant to an agreement between the Company and The Harvard Lampoon, Inc. (“HLI”), as restated October 1, 1998, the Company is obligated to pay HLI a royalty of from 1.5% to 2% on the Company’s net receipts from exploitation of the National Lampoon trademark. Royalty payments under this agreement were approximately $23,000, $11,000, and $16,000, for the years ended July 31, 2004, 2003 and 2002, respectively.

Guber-Peters Agreement. Pursuant to a July 24, 1987 Rights Agreement, NLI granted the right to produce National Lampoon television programming to Guber-Peters Entertainment Company (GPEC). NLI reacquired these rights from GPEC pursuant to an October 1, 1990 Termination Agreement (“Termination Agreement”) for the sum of $1,000,000, of which $500,000 was paid upon execution. The remaining $500,000 is contingent on and payable through a 17.5% royalty on NLI’s cash receipts from each program produced by NLI or any licensee (subject to certain minimum royalties for each program produced). The Company guaranteed all of NLI’s obligations under the Termination Agreement and is the successor-in-interest to NLI as a result of its acquisition of NLI. As of July 31, 2004, the Company has recorded royalty expense of approximately $500,000 relating to the Termination Agreement including approximately $0, $195,000, and $35,000 during the years ended July 31, 2004, 2003, and 2002, respectively. The increased royalty expense during fiscal 2003 was primarily due to the airing of 65 episodes of the Company’s “Funny Money” on one of the cable networks. According to the Guber-Peters agreements, there is a minimum fee of $5,000 for every television episode that airs. The 65 episodes would result in a royalty of $325,000, except that the Company has a maximum due Guber-Peters of $396,250 of which the Company had already accrued $210,687. With this accrual, the Company has recognized the full potential balance due Guber-Peters and therefore will not make any further accruals to them.

Employment Agreements. The Company has entered into a 2002 Employment Agreement dated May 17, 2002 with James P. Jimirro, its Chairman, President and Chief Executive Officer. The 2002 agreement terminated the 1999 Agreement and replaced all Contingent Notes totaling $3,224,482 in exchange for an immediate payment of $1,100,000, and future contingent amounts due upon raising of additional capital. The Agreement can be cancelled after December 31, 2002 without cause upon raising additional financing, at which time the Company must pay the new contingent amounts due to Mr. Jimirro of a cash severance payment in the amount of $1,400,000 and delivery of a promissory note providing for the Company’s payment to Mr. Jimirro of $1,000,000 in twelve equal monthly installments. The employment contract calls for a base salary for the Initial Term beginning January 1, 2002 and ending December 31, 2007 of $500,000 per year, and a cancellation provision. If Mr. Jimirro remains employed by the Company on December 31, 2003, the Jimirro Employment Agreement will automatically be extended for an additional year. As of December 31, 2004 and December 31 of each year thereafter, so long as Mr. Jimirro remains employed by the Company on such date, the Jimirro Employment Agreement will again be automatically extended for an additional year so that at no time will the remaining term under the Jimirro Employment Agreement be less than five years. To secure future obligations to him, Mr. Jimirro was also granted a security interest in substantially all of the Company’s assets, including a pledge of all the outstanding securities of all of their subsidiaries. In addition, Mr. Jimirro will receive 50 percent of the amount the Company receives from exploitation of the movie National Lampoons Van Wilder. The Agreement also provides for the Company to grant Mr. Jimirro 5,000 shares of the Company’s common stock at that day’s fair market value on the last day of each month of the Employment Term beginning January 31, 2003.

The Company has entered into a 2002 Employment Agreement dated May 17, 2002 with Daniel Laikin, a Director and its Chief Operating Officer. The agreement grants to Mr. Laikin compensation of $200,000 per year, which for the Agreement year ended May 17, 2003 was paid in the form of Series B Preferred stock. According to the Agreement, the Chief Operating Officer shall have general operational control of the business and affairs of the Company and reports directly to the Board of Directors. Mr. Laikin was also granted 100,000 common stock options at fair market value at date of grant, as part of the Agreement. The employment agreement has an initial term of one year, but it automatically extends for successive one-year terms thereafter unless and until the Board of Directors elects not to renew the agreement.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

The Company has entered into an at-will employment agreement with Douglas Bennett, effective October 14, 2002. Mr. Bennett receives a base salary of $175,000 per year, effective December 1, 2002. Mr. Bennett is entitled to calendar quarterly bonuses of $31,250, which bonuses are payable in the month subsequent to the end of calendar quarter to which they were granted. Concurrent with the signing of the Bennett Employment Agreement, Mr. Bennett was granted options to purchase 135,0000 shares of common stock at the then current market price of $6.00 per share, which options vest ratably over a 3-year period. Mr. Bennett is also entitled to an option grant of 50,000 shares of common stock for the period January 3, 2003 through June 3, 2003 and an option grant of 50,000 shares of common stock for the period July 3, 2003 through December 3, 2003. These options shall also vest ratably over three year periods and are to be issued at then current market prices. Upon a change in control of the Company, all unvested options are to vest immediately.

On August 18, 2003, a lawsuit was filed against us by Duncan Murray in Los Angeles Superior Court, case number BC300908. Mr. Murray claimed that he was unjustly terminated and was owed severance. The matter was sent to arbitration on February 17, 2004 and was settled on that date. According to the terms of the Settlement and General Release Agreement, the Company paid to Mr. Murray and his lawyer a total of approximately $42,500.

The Purchase Rights became redeemable upon the Acquisition on May 17,2002. Subject to certain exceptions, the Purchase Rights were redeemable at a price of $0.001 per right. Since the amount owed most Rights holders was less than $1.00, a letter was sent to all Rights holders requesting they contact the Company in order for them to receive the amount they were owed. As of October 15, 2003 none of the Rights holders have requested payment.

NOTE D

NOTE RECEIVABLE ON COMMON STOCK

On July 14, 1986, James P. Jimirro, the Company’s Chairman, President and Chief Executive Officer purchased 192,000 shares of the Company’s common stock for approximately $115,000. For such shares, the Company received the sum of approximately $58,000 and a note for approximately $58,000. The Note bears interest at the rate of 10% per annum and, pursuant to a July 14, 1986 Pledge and Security Agreement, is secured by the shares purchased. The unpaid principal and interest outstanding at July 31, 2004 and 2003 was approximately $162,980 and $157, 220 respectively.

NOTE E

MAJOR CUSTOMERS

During the year ended July 31, 2004, the Company earned revenue from three significant customers of approximately $773,000 representing 16%, 14%, and 10% of revenues. During the year ended July 31, 2003, the Company earned revenue from three significant customers of approximately $695,000 representing 44%, 13%, and 12% of revenues. During the year ended July 31, 2002, the Company earned revenue from three significant customers of approximately $694,000 representing 21%, 15%, and 38% of revenues.

NOTE F

STOCKHOLDER EQUITY

On May 17, 2002 the Company and the National Lampoon Acquisition Group (the “NLAG Group”) entered into a Preferred Stock and Warrant Purchase Agreement, pursuant to which we agreed to sell certain members of the NLAG Group 35,244 units, each such unit consisting of one share of Series B Preferred and a warrant to purchase 28,169 shares of the Company’s common stock at a purchase price of $3.55 per share prior to the second anniversary of the date of issuance of the warrant and $5.00 per share thereafter. The 35,244 units sold were valued at $100 each, with the total amount due to the Company of $3,524,400, reduced by $450,000 that had been previously paid to the Company in the form of extensions of a prior letter agreement, and $574,000 which was in the form of an offset for expenses previously paid by the NLAG that the Company has agreed to pay pursuant to the Purchase Agreement. On September 15, 2004 the Company’s Board of Directors and stockholders holding a majority of the Company’s Common Stock approved a two for one split of the Common Stock. The effect of this stock split has been reflected in all reported periods.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

Further as part of the May 17, 2002 Purchase Agreement, the Company amended and restated the Restated Certificate of Incorporation, as amended, to effect among other things, the designation of 68,406 shares of the previously authorized 2,000,000 shares of Preferred Stock as Series B convertible Preferred Stock, and the elimination of Series A Preferred shares as an authorized series of preferred stock. Each share of Series B Preferred is convertible into 28.169 shares of common stock. The Series B Preferred Stock vote on an as converted basis as a class with the shares of Common Stock. The holders of Series B Preferred Stock shall have a right to participate in dividends and distributions (including, without limitation, share dividends or distributions) prior to any dividends being paid on the Company’s Common Stock and after dividends are paid on the Company’s Series C Preferred Stock to the extent that the holders of Common Stock participate, and the holders of Series B Preferred Stock shall receive a like dividend or distribution, pro rata and pari passu with the holders of Common Stock, with all holders of Series B Preferred Stock being treated as if they were holders of the number of shares of Common Stock into which their shares of Series B Preferred Stock could be converted, further, that no dividend or distribution shall be paid unless such dividends or distributions are sufficient to pay in full all amounts due to the holders of the Series B Preferred Stock. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the Series B Preferred Stock, with all holders of Series B Preferred Stock being treated as if they were holders of the number of shares of Common Stock into which their shares of Series B Preferred stock could be converted.

During the year ended July 31, 2003, the Company sold an additional 21,500 units to the NLAG group, under the same terms of the Purchase Agreement, for total proceeds of $2,115,000.

As discussed in Note C, Mr. Laikin’s compensation of $200,000 per year was paid in the form of Series B Convertible Preferred Units in fiscal 2003 and has been accrued and is to be paid in the form of Series C Convertible Preferred Units for fiscal 2004 and 2005.

NOTE G

INCOME TAXES

The Company’s provision for income taxes is as follows:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003	July 31, 2002

Federal income taxes	$0	$0	$0
State income taxes	2,857	2,424	1,600

Provision for income taxes	$2,857	$2,424	$1,600

A reconciliation between the statutory federal tax rate and the Company’s effective tax rate is as follows:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003	July 31, 2002

Statutory federal income tax rate	(34%)	(34%)	(34%)
State income taxes Amortization of intangible assets	5%	5%	5%
Other, increase in valuation allowances	29%	29%	29%

Effective tax rate	0%	0%	0%

For federal and state income tax purposes, as of July 31, 2004 & 2003 the Company has available net operating loss carry forwards of approximately $15,413,000 and $11,320,000 respectively (expiring between 2008 and 2016) to potentially offset future income tax liabilities.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

Deferred tax assets result from temporary differences between financial and tax accounting in the recognition of revenue and expenses. Temporary differences and carry forwards which give rise to deferred tax assets are as follows:

	As of July 31, 2004	As of July 31, 2003

Net operating loss carry forwards	6,165,000	4,528,000
Accrued liabilities	390,000	110,000
Royalty reserves	6,000	19,000

	6,561,000	4,657,000
Valuation allowance	(6,561,000)	(4,657,000)

Valuation allowances of $6,561,000 and $4,657,000 were recorded at July 31, 2004 and 2003, respectively, to offset the net deferred tax assets due to the uncertainty of realizing the benefits of the tax assets in the future.

NOTE H

SEGMENT INFORMATION

The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, during the fiscal year ended July 31, 1999 which changed the way the Company reports information about its operating segments. The Company operates in three business segments: licensing and exploitation of the National Lampoon trademark and related properties, operation of the nationallampoon.com website and video distribution. Segment operating income/(loss) excludes the amortization of intangible assets, stock appreciation rights costs, interest income and income taxes. Selling, general and administrative expenses not specifically attributable to any segment have been allocated equally between the trademark and Internet segments. Summarized financial information for the fiscal years ended July 31, 2004, 2003, and 2002 concerning the Company’s segments is as follows:

	Trademark	Consumer Prod.	Television	Total

Year Ended July 31, 2004
Segment revenue	$1,287,000	$76,000	$559,000	$1,922,000
Segment operating loss	(469,000)	(1,584,000)	(2,840,000)	(4,893,000)
Identifiable assets
Capital expenditures			40,000	40,000
Depreciation expenses	2,000		28,000	30,000

Year Ended July 31, 2003
Segment revenue	$904,000	$12,000	$92,000	$1,008,000
Segment operating loss	(1,239,000)	(2,032,000)	(1,912,000)	(5,183,000)
Identifiable assets	5,000	38,000		43,000
Capital expenditures			6,000	6,000
Depreciation expenses	2,000		17,000	19,000

Year Ended July 31, 2002
Segment revenue	$913,000	$30,000		$943,000
Segment operating loss	(940,000)	(777,000)		(1,717,000)
Identifiable assets	7,000			7,000
Capital expenditures
Depreciation expenses		8,000		8,000

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

A reconciliation of segment operating income/(loss) to net income/(loss) before income taxes for the fiscal years ended July 31, 2003, 2002 and 2001 is as follows:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003	July 31, 2002

Segment operating loss	$(4,893,000)	$(5,183,000)	$(1,717,000)
Amortization of intangible assets	(240,000)	(781,000)	(240,000)
Stock appreciation rights - benefits (expense)	—	—	843,000
Conversion of SARs to stock options	—	—	(140,000)
Other income	—	32,000	175,000
Interest income	6,000	7,000	13,000
Corporate expenses incurred related to the change
in control of the Company	—		(546,000)
Net income (loss) before income taxes	$(5,127,000)	$(5,925,000)	$(1,612,000)

A reconciliation of reportable segment assets to consolidated total assets as of July 31, 2004 and 2003 is as follows:

	For the Fiscal Year Ended
	July 31, 2004	July 31, 2003

Total assets for reportable segments	$154,000	$27,000
Intangible asset not allocated to segments	2,216,000	2,456,000
Cash and cash equivalents	—	140,000
Short-term investments	—	—
Other unallocated amounts	136,000	83,000

Total assets	$2,506,000	$2,705,000

NOTE I

JOINT VENTURE

The Company is the successor to a 75% interest in a joint venture (“Joint Venture”) established in 1975 for the development and production of the film National Lampoon’s Animal House (“Film”). The current operations of the Joint Venture consist solely of collecting certain proceeds from the distribution and exploitation of the Film by the copyright owner. For financial statement purposes, the Joint Venture has been consolidated and an expense recorded corresponding to the minority partner’s interest in the proceeds from the Joint Venture. The revenue received by the joint venture relating to the Film was $0 for the fiscal years ended July 31, 2004, 2003 and 2002.

NOTE J

RELATED PARTY TRANSACTIONS

Bruce P. Vann, one of the Company’s directors until February of 2004, was a partner of the law firm Kelly Lytton &Vann LLP retained by the Company for various legal matters. Legal expenses of approximately $32,000, $108,000, and $119,000 were incurred with respect to work performed by Mr. Vann’s firm for the Company during the fiscal years ended July 31, 2004, 2003 and 2002.

See Notes C, D and G to these consolidated financial statements for information concerning certain transactions between the Company and the Company’s Chairman, President and Chief Executive Officer.

NOTE K

SUBSEQUENT EVENTS - UNAUDITED

On December 9, 2004 the Company closed a private offering of its securities. The Company issued 229,761 units at a price of $35.50 per unit. Each unit included one share of Series C Convertible Preferred Stock and a warrant to purchase ten post-split shares of common stock at a price of $1.77 per share. The warrants have a term of four years. As a result of the offering, the Company received $3 million in cash and $5.2 million from the conversion of debt, salary and accrued expenses for a total of $8.2 million.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES

NOTES TO ANNUAL FINANCIAL STATEMENTS (CONTINUED)

Between May 1, 2005 and August 31, 2005, options to purchase 73,443 shares of common stock were exercised by employees for a total cash consideration of $131,875.

Between May 1, 2005 and August 31, 2005 the Company issued 38,393 shares of common stock in exchange for services valued at the fair market value on the date of issuance for approximately $276,000.

On May 12, 2005, All Comedy Networks, Inc. filed a complaint in the Superior Court for the State of California, County of Los Angeles against eight defendants, including National Lampoon Radio Networks and National Lampoon Networks. The complaint alleges that one of the defendants, Kent Emmons, was a founder, shareholder, promoter and fiduciary of All Comedy Networks, Inc. The complaint alleges that Mr. Emmons negotiated an agreement with National Lampoon Networks to use the Company’s trademark in competition with All Comedy Networks, Inc. All Comedy Networks, Inc. seeks actual damages in an amount to be proved at trial, punitive damages, and an injunction to prohibit any of the defendants from contacting its employees, investors and advertisers. Because this action was filed only recently, no discovery has been undertaken. The Company believes this was brought as a nuisance action against National Lampoon Radio Networks and National Lampoon Networks and the Company intends to vigorously defend any attempt by All Comedy Networks, Inc. to prosecute the action against those entities.

On August 8, 2005 the Company completed an underwritten offering of 3,200,000 shares of its common stock at $3.00 per share, raising gross proceeds in the amount of $9.6 million.

STATEMENT OF OPERATIONS BY QUARTER

NATIONAL LAMPOON, INC.

UNAUDITED

	July 31, 2004	April 30, 2004	Jan. 31, 2004	Oct. 31, 2003	July 31, 2003	April 30, 2003	Jan. 3, 2003

Net Sales	$433,735	$500,768	$714,132	$272,929	$460,453	$344,914	$128,329

Gross (Loss)	(948,705)	(1,385,426)	(1,445,223)	(1,350,658)	(1,880,953)	(1,159,966)	(1,401,106)

Income (Loss)	(947,630)	(1,383,986)	(1,443,783)	(1,351,618)	(1,879,507)	(1,158,520)	(1,305,723)

Net Income (Loss)	$(947,630)	$(1,383,986)	$(1,443,783)	$(1,351,618)	$(1,879,507)	$(1,159,320)	$(1,305,723)

(Loss)/Earnings per Share	$(0.31)	$(0.90)	$(0.94)	$(0.89)	$(0.62)	$(0.77)	$(0.90)

ATTACHMENT 1

WRITTEN CONSENT TO ACTION
Of The
MAJORITY STOCKHOLDERS
Of
NATIONAL LAMPOON, INC.

(a Delaware corporation)

TAKEN WITHOUT A MEETING

Pursuant to the authority set forth in the General Corporation Law of the State of Delaware and the Bylaws of this Corporation, the undersigned, constituting the stockholders holding the majority of the voting power of National Lampoon, Inc., a Delaware corporation (the “Corporation”), do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting effective as of the 15th day of July 2005.

APPROVAL OF SECOND AMENDMENT TO
CERTIFICATE OF INCORPORATION

WHEREAS, it is proposed that this Corporation amend its Certificate of Incorporation to require that (i) the dividends accrued on its Series B Convertible Preferred Stock to be paid solely with this Corporation’s Common Stock, (ii) dividends begin to accrue on November 1, 2004 rather than on July 9, 2004, and (iii) the payment of dividends be computed on the fair market value of the Common Stock; and

WHEREAS, it is deemed to be in the best interests of this Corporation and its stockholders that this Corporation execute, deliver and perform the Second Amendment to Certificate of Incorporation in the form attached hereto as Attachment 1;

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Section 5.2.1 thereof and by substituting in lieu of said section the following new Section 5.2.1:

“Section 5.2.1 Dividend Rights. The Corporation shall have the right to issue dividends and make distributions, whether securities or otherwise, whether or not any shares of the Series B Preferred Stock are outstanding; provided, however, that the Corporation shall not issue any dividends (other than dividends payable solely in Common Stock) or make any distributions of cash or other assets until after the Payment Satisfaction Date. To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred Stock as provided in this Section 5.2.1. Dividends shall be paid with shares of Common Stock. Dividends on each share of the Series B Preferred Stock shall accrue on a daily basis, whether or not declared, beginning November 1, 2004 and continuing to accrue until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually). All accrued and unpaid dividends on each share of Series B Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities. If a share of Series B Preferred Stock is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred Stock shall be paid in the form of Common Stock. The number of shares of Common Stock to be issued shall be computed at the price per share equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series B Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares of Common Stock to be issued will be computed using the closing price on the last day, prior to the date on which the Series B Preferred Stock is converted, on which trades were made and reported. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock.”

and it was further

RESOLVED, that the Second Amendment to Certificate of Incorporation of National Lampoon, Inc. is hereby ratified, adopted and approved; and it was further

RESOLVED, that the directors of this Corporation shall recommend the approval of the Second Amendment to Certificate of Incorporation of National Lampoon, Inc. to the Corporation’s stockholders, if required.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS FOR
SERIES C CONVERTIBLE PREFERRED STOCK

WHEREAS, it is proposed that this Corporation amend its Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock to include a definition of the term “Conversion Price” and that such conversion price be based on the fair market value of the Corporation’s common stock; and

WHEREAS, it is deemed to be in the best interests of this Corporation and its stockholders that this Corporation execute, deliver and perform the Certificate of Amendment of Certificate of Designations, Preferences, Rights and Limitations attached hereto as Attachment 2;

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock is amended by defining the term “Conversion Price” in Section 4 as follows:

“Conversion Price” refers to the method by which the number of shares of Common Stock to be issued upon payment of dividends is computed and means an amount equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series C Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series C Preferred Stock is converted, on which trades were made and reported. The “Conversion Price” does not refer to, and is not the method by which, the number of shares of

Common Stock to be issued upon conversion of the Series C Preferred Stock is computed.

and it was further

RESOLVED, that the Certificate of Amendment of Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock is hereby ratified, adopted and approved; and it was further

RESOLVED, that the directors of this Corporation shall recommend the approval of the Certificate of Amendment of Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock to the Corporation’s stockholders, if required; and it was further

RESOLVED, that the officers of this Corporation are hereby authorized to execute and deliver on behalf of this Corporation such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

STOCKHOLDERS:

/s/ Daniel S. Laikin

Daniel S. Laikin, 386,300 shares of common stock, 31,726 shares of Series B Convertible Preferred Stock voting as Series B Convertible Preferred Stock and as 1,787,379 shares of common stock and 83,153 shares of Series C Convertible Preferred Stock voting as Series C Convertible Preferred Stock and as 1,663,060 shares of common stock.

/s/ Paul Skjodt
Paul Skjodt, 322,100 shares of common stock and 6,500 shares of Series B Convertible Preferred Stock voting as Series B Convertible Preferred Stock and as 366,197 shares of common stock

/s/ Timothy Durham

Timothy Durham, 415,898 shares of common stock, 17,648 shares of Series B Convertible Preferred Stock voting as Series B Convertible Preferred Stock and as 994,253 shares of common stock and 60,315 shares of Series C Convertible Preferred Stock voting as Series C Convertible Preferred Stock and as 1,206,300 shares of common stock

/s/ Douglas S. Bennett

Douglas S. Bennett, 3,000 shares of common stock, 426 shares of Series B Convertible Preverred Stock voting as Series B Convertible Preferred Stock and as 24,000 shares of common stock and 1,090 shares of Series C Convertible Preferred Stock voting as Series C Convertible Preferred Stock and as 21,800 shares of common stock

ATTACHMENT 1 TO WRITTEN CONSENT

SECOND AMENDMENT TO
CERTIFICATE of INCORPORATION of
NATIONAL LAMPOON, INC.

First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the “Certificate”) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Section 5.2.1thereof and by substituting in lieu of said section the following new Section 5.2.1, as follows:

“Section 5.2.1 Dividend Rights. The Corporation shall have the right to issue dividends and make distributions, whether securities or otherwise, whether or not any shares of the Series B Preferred Stock are outstanding; provided, however, that the Corporation shall not issue any dividends (other than dividends payable solely in Common Stock) or make any distributions of cash or other assets until after the Payment Satisfaction Date. To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred Stock as provided in this Section 5.2.1. Dividends shall be paid with shares of Common Stock. Dividends on each share of the Series B Preferred Stock shall accrue on a daily basis, whether or not declared, beginning November 1, 2004 and continuing to accrue until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually). All accrued and unpaid dividends on each share of Series B Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities. If a share of Series B Preferred Stock is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred Stock shall be paid in the form of Common Stock. The number of shares of Common Stock to be issued shall be computed at the price per share equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series B Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares of Common Stock to be issued will be computed using the closing price on the last day, prior to the date on which the Series B Preferred Stock is converted, on which trades were made and reported. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock.”

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series B Preferred Stock, consented to the foregoing resolutions and this Second Amendment of Certificate of Incorporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That the resolutions and this Second Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

Fourth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Second Amendment to Certificate of Incorporation to be signed by a duly authorized officer as of August __, 2005.

By:
Douglas Bennett, President

ATTACHMENT 2 TO WRITTEN CONSENT

AMENDMENT NO. 1
OF
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS
(SERIES C CONVERTIBLE PREFERRED STOCK)

First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that there shall be added to the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) the following paragraph, which shall follow the paragraph titled “Common Stock”:

“Conversion Price” refers to the method by which the number of shares of Common Stock to be issued upon payment of dividends is computed and means an amount equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series C Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series C Preferred Stock is converted, on which trades were made and reported. The “Conversion Price” does not refer to, and is not the method by which, the number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock is computed.

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series C Preferred Stock, consented to the foregoing resolutions and to this First Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That the resolutions and this First Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned Corporation has caused this First Amendment to Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) to be signed by a duly authorized officer as of August __, 2005.

By:
Douglas Bennett, President

ATTACHMENT 2

SECOND AMENDMENT TO
CERTIFICATE of INCORPORATION of
NATIONAL LAMPOON, INC.

First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the “Certificate”) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Section 5.2.1thereof and by substituting in lieu of said section the following new Section 5.2.1, as follows:

“Section 5.2.1 Dividend Rights. The Corporation shall have the right to issue dividends and make distributions, whether securities or otherwise, whether or not any shares of the Series B Preferred Stock are outstanding; provided, however, that the Corporation shall not issue any dividends (other than dividends payable solely in Common Stock) or make any distributions of cash or other assets until after the Payment Satisfaction Date. To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred Stock as provided in this Section 5.2.1. Dividends shall be paid with shares of Common Stock. Dividends on each share of the Series B Preferred Stock shall accrue on a daily basis, whether or not declared, beginning November 1, 2004 and continuing to accrue until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually). All accrued and unpaid dividends on each share of Series B Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities. If a share of Series B Preferred Stock is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred Stock shall be paid in the form of Common Stock. The number of shares of Common Stock to be issued shall be computed at the price per share equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series B Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares of Common Stock to be issued will be computed using the closing price on the last day, prior to the date on which the Series B Preferred Stock is converted, on which trades were made and reported. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Stock and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred Stock.”

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series B Preferred Stock, consented to the foregoing resolutions and this Second Amendment of Certificate of Incorporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That the resolutions and this Second Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

Fourth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Second Amendment to Certificate of Incorporation to be signed by a duly authorized officer as of September __, 2005.

By:
Douglas Bennett, President

ATTACHMENT 3

AMENDMENT NO. 1
OF
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS
(SERIES C CONVERTIBLE PREFERRED STOCK)

First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that there shall be added to the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) the following paragraph, which shall follow the paragraph titled “Common Stock”:

“Conversion Price” refers to the method by which the number of shares of Common Stock to be issued upon payment of dividends is computed and means an amount equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series C Preferred Stock is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series C Preferred Stock is converted, on which trades were made and reported. The “Conversion Price” does not refer to, and is not the method by which, the number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock is computed.

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series C Preferred Stock, consented to the foregoing resolutions and to this First Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That the resolutions and this First Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned Corporation has caused this First Amendment to Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) to be signed by a duly authorized officer as of September __, 2005.

By:
Douglas Bennett, President